Putnam Investments Code of Ethics December 2005 One Post Office Square Boston, Massachusetts 02109 1-617-292-1000 www.putnam.com

December, 2005

Dear Putnam Employee,

Putnam’s Code of Ethics is an essential component of the “fiduciary mindset” and of our commitment to the maintenance of the highest professional standards. Taking care of other people’s money is a serious responsibility, and we need to ensure that our clients’ interests come first. Firms with a strong fiduciary culture are attractive to clients who are looking for superior money management, and Putnam’s Code is designed to ensure that Putnam preserves that trust.

The rules reflected in the Code are good business practices and were not created simply to meet regulatory standards. If, from time to time, the rules seem burdensome, I ask you to put yourself in the place of our shareholders and clients, who have entrusted us to manage their assets so that they may pursue the goals of saving for retirement or funding their children’s education.

We have also provided a guide to use as quick reference to some of the Code’s key provisions.

If you have any questions or concerns at any time, however, I encourage you to contact one of the members of our Code of Ethics staff in the Legal and Compliance Department.

Ed Haldeman
President and Chief Executive Officer

Table of Contents
Code of Ethics Overview			iii
PUTNAM’S CODE OF ETHICS			vi
DEFINITIONS			vii
SECTION I -- Personal Securities Rules for All Employees			1
Rule	1:	Requirements to Pre-clear	1
Rule	1:	Short-Selling Prohibition	5
Rule	2:	Initial Public Offerings Prohibition	5
Rule	3:	Private Placement Pre-approval Requirements	6
Rule	4:	Trading with Material Non-public Information	6
Rule	5:	No Personal Trading with Client Portfolios	6
Rule	6:	Holding of Putnam Mutual Fund Shares	7
Rule	7:	Putnam Mutual Fund Employee Restrictions	8
Rule	8:	Special Orders	10
Rule	9:	Excessive Trading	10
Rule	1:	Naked Options	10
Rule	1:	Involuntary Transactions	11
Rule	2:	Special Exemptions	11
SECTION II -- Additional Special Rules for Personal Securities Transactions of Access Persons			12
and Certain Investment Professionals
Rule	1:	90-Day Short-Term Rule	12
Rule	2:	7-Day Rule	12
Rule	3:	Blackout Rule	13
Rule	4:	Contra-Trading Rule	14
Rule	5:	No Personal Benefit	15
SECTION III -- General Rules for All Employees			16
Rule	1:	Compliance with All Laws, Regulations, and Policies	16
Rule	2:	Conflicts of Interest	16
Rule	3:	Gifts and Entertainment Policy	16
Rule	4:	Anti-bribery/Kickback Policy	18
Rule	5:	Political Activities, Contributions, Solicitations, and Lobbying Policy	19
Rule	6:	Confidentiality of Putnam Business Information	20
Rule	7:	Roles at Other Entities (Outside Business Affiliations)	20
Rule	8:	Role as Trustee or Fiduciary Outside of Putnam Investments	21
Rule	9:	Investment Clubs	21
Rule	10: Business Negotiations for Putnam Investments		22
Rule	11: Accurate Records		22
Rule	12: Family Members’ Conflict Policy		22
Rule 13: Affiliated Entities			23
Rule	14: Computer System/Network Policies		24
Rule	15: CFA Institute Code of Ethics		24
Rule	16: Privacy Policy		24
Rule	17: Anti-money Laundering Policy		25
Rule	18: Record Retention		25
SECTION IV -- Special Rules for Officers and Employees of Putnam Investments Limited (PIL)			26

SECTION V -- Reporting Requirements			28
Rule	1:	Broker Confirmations and Statements	28
Rule	2:	Access Person – Quarterly Transaction Report	29
Rule	3:	Access Person - Initial/Annual Holdings Report	29
Rule	4:	Certifications	29
Rule	5:	Roles at Other Entities	29
Rule	6:	Reporting of Irregular Activity	30
Rule	7:	Ombudsman	30
SECTION VI -- Education Requirements			31

Rule 1: Distribution of Code	31
Rule 2: Annual Training Requirement	31
SECTION VII -- Compliance and Appeal Procedures	32
SECTION VIII -- Sanctions	34
APPENDIX A: Insider Trading Prohibitions Policy Statement	35
APPENDIX A: DEFINITIONS: Insider Trading	36
APPENDIX A -- SECTION I: Rules Concerning Inside Information	37
Rule 1: Inside Information	37
Rule 2: Material Non-public Information	37
Rule 3: Reporting of Material Non-public Information	37
APPENDIX A -- SECTION II: Overview of Insider Trading	39
APPENDIX B: Policy Statement Regarding Employee Trades in Shares of Putnam Closed-End	43
Funds
APPENDIX C: Contra-Trading Rule Clearance Form	44
APPENDIX D: CFA Institute Code of Ethics and Standards of Professional Conduct	45*
APPENDIX E: Report of Entertainment Form	49
APPENDIX F -- Inducement Policy for Putnam Investments Limited (PIL) Employees	50
APPENDIX G -- Record of Inducement for Putnam Investments Limited (PIL)Employees	52

Code of Ethics Overview

This overview of Putnam’s Code of Ethics is not intended to substitute for a careful reading of the complete document. As a condition of continued employment, every Putnam employee is required to read, understand, and comply with all of the provisions of the Code of Ethics. Additionally, employees are expected to comply with the policies and procedures contained within the Putnam Employee Handbook, which is available online on www.ibenefitcenter.com.

It is the personal responsibility of every Putnam employee to avoid any conduct that could create a conflict, or even the appearance of a conflict, with our fund shareholders or other clients, or do anything that could damage or erode the trust our clients place in Putnam and its employees. This is the spirit of the Code of Ethics. In accepting employment at Putnam, every employee accepts the absolute obligation to comply with the letter and the spirit of the Code of Ethics. Failure to comply with the spirit of the Code of Ethics is just as much a violation of the Code as failure to comply with the written rules of the Code.

The rules of the Code cover activities, including personal securities transactions, of Putnam employees, certain family members of employees, and entities (such as corporations, trusts, or partnerships) that employees may be deemed to control or influence.

Sanctions will be imposed for violations of the Code of Ethics. Sanctions may include monetary fines, bans on personal trading, reductions in salary increases or bonuses, disgorgement of trading profits, suspension of employment, and termination of employment. The proceeds resulting from monetary sanctions will be given to a charity chosen by the Code of Ethics Officer.

Insider trading

Putnam employees are forbidden to buy or sell any security while either Putnam or the employee is in possession of material, non-public information (inside information) concerning the security or the issuer. A violation of Putnam’s insider trading policies may result in criminal and civil penalties, including imprisonment, disgorgement of profits, and substantial fines. An employee aware of or in possession of inside information must report it immediately to the Code of Ethics Officer. (See Appendix A: Overview of Insider Trading).

Conflicts of interest

The Code of Ethics imposes limits on activities of Putnam employees where the activity may conflict with the interests of Putnam or its clients. These include limits on the receipt and solicitation of gifts and on service as a fiduciary for a person or entity outside of Putnam. For example, Putnam employees generally may not accept gifts over $100 in total value in a calendar year from any entity or any supplier of goods or services to Putnam. In addition, a Putnam employee may not serve as a director of any corporation or other entity without prior approval of the Code of Ethics Officer.

Confidentiality

Information about Putnam clients and Putnam investment activity and research is proprietary and confidential and may not be disclosed or used by any Putnam employee outside Putnam without a valid business purpose.

Putnam mutual funds

All employees and certain family members are subject to a minimum 90-day holding period for shares in Putnam’s open-end mutual funds. This restriction does not apply to Putnam’s money market funds. Except in limited circumstances, all employees must hold Putnam open-end fund shares in accounts at Putnam.

Portfolio managers and others with access to investment information (“Access Persons”) are subject to a minimum one-year holding period for holding Putnam open-end fund shares.

Personal securities trading

Putnam employees may not buy or sell any security for their own account without clearing the proposed transaction in advance. Clearance is facilitated through the Personal Trading Assistant (PTA), the online pre-clearance system for equity securities, and directly with the Code of Ethics Administrator for fixed-income securities and transactions in Putnam closed-end funds. Certain securities are exempted from this pre-clearance requirement (e.g., shares of open-end (not closed-end) mutual funds).

Putnam employees may not buy any securities in an initial public offering or in a private placement, except in limited circumstances when prior written authorization is obtained.

Clearance must be obtained in advance, between 9:00 a.m. and 4:00 p.m. Eastern Time (ET) on the day of the trade. A clearance is valid only for the day it is obtained. Putnam employees are strongly discouraged from engaging in excessive trading for their personal accounts. Employees are prohibited from making more than 10 trades in individual securities each calendar quarter.

Short selling

Putnam employees are prohibited from short selling any security, whether or not it is held in a Putnam client portfolio, although short selling against broad market indexes and “against the box” are permitted. Note, however, that short selling “against the box” or otherwise hedging an investment in shares of Marsh & McLennan (MMC) stock is prohibited.

Confirmations of trading and periodic account statements

All Putnam employees must have their brokers send copies of confirmations and statements of personal securities transactions to the Code of Ethics Administrator. This also applies to members of the immediate family who share the same household as the employee or for whom the employee has investment discretion. Employees must contact the Code of Ethics Administrator to (a) obtain an authorization [407] letter, (b) provide instructions to the broker in establishing a personal brokerage account, and (c) enter a broker account profile into PTA.

Quarterly and annual reporting

Each calendar quarter, Access Persons must report all their securities transactions to the Code of Ethics Officer within 15 days after the end of the quarter. All Access Persons must disclose all personal securities holdings (even those to which pre-clearance may not apply)

upon commencement of employment, quarterly, and thereafter on an annual basis. You will be notified if these requirements apply to you.

Personal securities transactions by Access Persons and certain investment professionals

The Code imposes several special restrictions on personal securities transactions by Access Persons and certain investment professionals, which are summarized as follows. (Refer to Section II for details):

• 90-Day Short-Term Rule. No Access Person shall purchase and then sell at a profit, or sell and then repurchase at a lower price, any security or related derivative security within 90 calendar days regardless of tax lot election.

• 7-Day Rule. Before a portfolio manager places an order to buy a security for any portfolio he manages, he must sell from his personal account any such security or related derivative security purchased within the preceding seven calendar days, and disgorge any profit from the sale.

• Blackout Rule. No portfolio manager may sell any security or related derivative security for her personal account until seven calendar days after the most recent purchase of that security or related derivative security for any portfolio she manages. No portfolio manager may buy any security or related derivative security for his personal account until seven calendar days after the most recent sale of that security or related derivative security by any portfolio he manages.

Analysts are also subject to the 7-Day and Blackout Rules in connection with a recommendation to buy/outperform or sell/underperform a security.

• Contra-Trading Rule. No portfolio manager may sell out of her personal account any security or related derivative security that is held in any portfolio she manages unless she has received the written approval of an appropriate CIO and the Code of Ethics Officer.

• No portfolio manager may cause a Putnam client to take action for the manager’s personal benefit.

v

PUTNAM’S CODE OF ETHICS

Putnam Investments is required by law to adopt a Code of Ethics. The purposes of the law are to ensure that companies and their employees comply with all applicable laws and to prevent abuses in the investment advisory business that can arise when conflicts of interest exist between the employees of an investment advisor and its clients. By adopting and enforcing a Code of Ethics, we strengthen the trust and confidence reposed in us by demonstrating that at Putnam, client interests come first.

The Code that follows represents a balancing of important interests. On the one hand, as a registered investment advisor, Putnam owes a duty of undivided loyalty to its clients, and must avoid even the appearance of a conflict that might be perceived as abusing the trust they have placed in Putnam. On the other hand, Putnam does not want to prevent conscientious professionals from investing for their own account where conflicts do not exist or that are immaterial to investment decisions affecting Putnam clients.

When conflicting interests cannot be reconciled, the Code makes clear that, first and foremost, Putnam employees owe a fiduciary duty to Putnam clients. In most cases, this means that the affected employee will be required to forego conflicting personal securities transactions. In some cases, personal investments will be permitted, but only in a manner, which, because of the circumstances and applicable controls, cannot reasonably be perceived as adversely affecting Putnam client portfolios or taking unfair advantage of the relationship Putnam employees have to Putnam clients.

The Code contains specific rules prohibiting defined types of conflicts. Because every potential conflict cannot be anticipated the Code also contains general provisions prohibiting conflict situations. In view of these general provisions, it is critical that any individual who is in doubt about the applicability of the Code in a given situation seeks a determination from the Code of Ethics Officer about the propriety of the conduct in advance. The procedures for obtaining such a determination are described in Section VII of the Code.

It is critical that the Code be strictly observed. Not only will adherence to the Code ensure that Putnam renders the best possible service to its clients, it will help to ensure that no individual is liable for violations of law.

It should be emphasized that adherence to this policy is a fundamental condition of employment at Putnam. Every employee is expected to adhere to the requirements of this Code of Ethics despite any inconvenience that may be involved. Any employee failing to do so may be subject to disciplinary action, including financial penalties and termination of employment, as determined by the Code of Ethics Officer, the Code of Ethics Oversight Committee, or the Chief Executive Officer of Putnam Investments.

DEFINITIONS

The words below are defined specifically for the purpose of Putnam’s Code of Ethics.

Access Persons Each employee will be informed if he or she is considered an Access Person. The Code of Ethics Officer maintains a list of all Access Persons, categorized as follows:

• All employees of Putnam’s Investment Division

• All employees of Global Operations Services

• All employees who have access to My Putnam (unless access is limited to the Wall Street Journal via Factiva)

• All members of Putnam’s Executive Board

• Senior Managing Directors and Managing Directors of the Transfer Agency

• Senior Managing Directors and Managing Directors of Enterprise Services

• Senior Managing Directors and Managing Directors of Putnam Retail Management (PRM) and Putnam Global Institutional Management (PGIM)

• All directors, officers, employees of a registered investment advisor affiliate, i.e., Putnam Investment Management, LLC, (PIM), The Putnam Advisory Company, LLC (PAC), or Putnam Investments Limited (PIL)

• Employees who have certain systems access and who have access to non-public information about any client’s purchase or sale of securities or to information regarding recommendations with respect to such purchases or sales

• Employees who have access to non-public information regarding the portfolio holdings of any Putnam-advised or sub-advised mutual fund

• Others as defined by the Legal and Compliance Department

Code of Ethics Administrator The individual designated by the Code of Ethics Officer to assume responsibility for day-to-day, nondiscretionary administration of this Code. The current Code of Ethics Administrator is Laura Rose, who can be reached at extension 11104.

Code of Ethics Officer The Putnam officer who has been assigned the responsibility of enforcing and interpreting this Code. The Code of Ethics Officer shall be the Chief Compliance Officer or such other person as is designated by the Chief Executive Officer of Putnam Investments. If the Code of Ethics Officer is unavailable, the Deputy Code of Ethics Officer shall act in his stead. The Code of Ethics Officer is Tony Ruys de Perez. The Deputy Code of Ethics Officer is Kathleen Griffin.

Code of Ethics Oversight Committee Has oversight responsibility for administering the Code of Ethics. Members include the Code of Ethics Officer and other members of Putnam’s senior management approved by the Chief Executive Officer of Putnam.

Immediate family Spouse, partner, minor children, or other relatives living in the same household as the Putnam employee.

Narrow-based derivative A future, swap, option, or similar derivative instrument whose return is determined by reference to fewer than 25 underlying issuers. Single stock futures and exchange traded funds based on less than 25 issuers are included.

Personal Trading Assistant (PTA) The Personal Trading Assistant (PTA) is an internet application designed for employees to manage personal trading activities, such as pre-clearance, reporting, and certifications, in accordance with regulatory requirements and Putnam’s Code of Ethics.

Policy statements The Insider Trading Prohibitions Policy Statement is attached to the Code as Appendix A and the Policy Statement Regarding Employee Trades in Shares of Putnam Closed-End Funds is attached to the Code as Appendix B.

Private placement Any offering of a security not offered to the public and not requiring registration with the relevant securities authorities.

Purchase or sale of a security Any acquisition or transfer of any interest in the security for direct or indirect consideration; this includes the writing of an option. This definition includes any transfer of a security by an employee as a gift to an individual or a charity.

Putnam Any or all of Putnam, LLC and its subsidiaries, any one of which shall be a Putnam company.

Putnam client Any of the Putnam mutual funds, or any advisor, trust, or other client for whom Putnam manages money.

Putnam employee (or employee) Any employee of Putnam.

Restricted list The list established in accordance with Rule 1 of Section I.A.

Security The following instruments are defined as “securities” and require pre-clearance:

• Any type or class of equity or debt security

• Any rights relating to a security, such as warrants and convertible securities

• Closed-end funds

• Any narrow-based derivative

Pre-clearance and reporting is not required (unless otherwise noted) for:

• Currencies, Treasuries (T-bills), and direct and indirect obligations of the U.S. government and its agencies

• Direct and indirect obligations of any member country in the Organization for Economic CoOperation and Development (OECD), commercial paper, certificates of deposit (CDs), repurchase agreements, bankers’ acceptances, and other money market instruments

NOTE:

Excluded from pre-clearance but not from reporting requirements are: Exchange-traded index funds (ETFs) containing a portfolio of securities of 25 or more issuers (e.g., SPDRs, WEBs, QQQs, iShares, HLDRs), commodities, and any option on a broad-based market index or an exchange-traded futures contract or option.

Transaction for a personal account (or personal securities transaction)Securities transactions: (a) for the personal account of any employee; (b) for the account of a member of the immediate family of any employee; (c) for the account of a partnership in which a Putnam employee or immediate family member is a general partner or a partner with investment discretion; (d) for the account of a trust in which a Putnam employee or immediate family member is a trustee with investment discretion; (e) for the account of a closely held corporation in which a Putnam employee or immediate family member holds shares and for which he has investment discretion; and (f ) for any account other than a Putnam client account, which receives investment advice of any sort from the employee or immediate family member, or as to which the employee or immediate family member has investment discretion.

Rule of construction regarding time periods Unless the context indicates otherwise, time periods used in the Code of Ethics shall be measured inclusively, i.e., beginning on the date from which the measurement is made.

EXCEPTIONS

Unless the context indicates otherwise, there will be no exceptions to the rules.

SECTION I -- Personal Securities Rules for All Employees

A. Pre-clearance

Rule 1: Requirements to Pre-clear

No Putnam employee shall purchase or sell for his personal account any security without prior clearance obtained through procedures set forth by the Code of Ethics Officer. Equity securities are pre-cleared through the Personal Trading Assistant (PTA) pre-clearance system (under the @Putnam tab of www.ibenefitcenter.com). Fixed-income securities must be pre-cleared by calling the Code of Ethics Administrator. There are special rules for trading in Putnam closed-end funds (see Appendix B). Subject to the limited exceptions below, no clearance will be granted for securities appearing on the Restricted List. Securities will be placed on the Restricted List in the following circumstances:

(a) When orders to purchase or sell such security have been entered for any Putnam client or the security is being actively considered for purchase for any Putnam client, unless the security is a non-convertible investment-grade (rated at least BBB by S&P or Baa by Moody’s) fixed-income investment;

(b) When such a security is a voting security of a corporation in the banking, savings and loan, communications, or gaming (i.e., casinos) industries, if holdings of Putnam clients in that corporation exceed 7% (for public utilities, the threshold is 4%);

(c) When, in the judgment of the Code of Ethics Officer, other circumstances warrant restricting personal transactions of Putnam employees in a particular security;

(d) When required under the Policy Statement Concerning Insider Trading Prohibitions. (See Appendix A)

Pre-clearance of Marsh & McLennan (MMC) securities All employee trading in MMC securities must be pre-cleared in the Code of Ethics system. MMC securities include stock, options, and any other securities such as debt. Trades in the MMC Employee Stock Purchase Plan and in all Putnam and MMC employee benefit and bonus plans, i.e., reallocating, rebalancing, or exchanging in and out of the 401(k)/Profit/Bonus Plan, etc., are included in this requirement.

Pre-clearance of MMC is required when, for example, you:

• Sell MMC out of the Stock Purchase Plan

• Exchange MMC shares into or out of your 401(k)/Profit Sharing/Bonus Plan

• Reallocate your Putnam fund choices, which results in a buy or sell of MMC from your 401(k)/Profit Sharing/Bonus Plan

• Trade in MMC securities in other accounts held outside Putnam

 Pre-clearance is not required when you:

• Increase/decrease the amount of money that is automatically deducted (systematic plan) from your paycheck and used to purchase MMC shares in your 401(k)/Profit Sharing/Stock Purchase Plan

• Maintain standing instructions to have money deducted (automatic payroll deductions) and want to increase or decrease the percentage allocated, or instruct to reduce it to “0” in your 401(k)/Profit Sharing/Stock Purchase Plan

• Apply for a loan and/or make withdrawals of the stock from your 401(k)/Profit Sharing Plan

COMMENTS

All transactions of MMC require pre-clearance in PTA before you contact your broker to trade shares in an outside brokerage account or before contacting Smith Barney to sell shares out of your Stock Purchase Plan. Also, if MMC is one of your choices in the 401(k)/Profit Sharing Plan, all exchanges in/out must be cleared. Even though clearance is not required for Putnam mutual funds, if you do not wish to include MMC shares when rebalancing any of your fund choices, which will result in an automatic exchange of your MMC shares, you must remember to exclude MMC shares prior to submitting your changes. If you are investing online, check the box to exclude MMC; or if you are investing by telephone with a Putnam representative, ask to exclude MMC before rebalancing the funds.

Additional MMC-related policies:

• MMC securities may from time to time be restricted due to the federal laws that govern trading on inside information. All transactions are prohibited during this period.

• Members of the Executive Board of Directors and members of the Chief Financial Officer’s senior staff may not trade in MMC securities during the calendar quarter-end prior to the public announcement of MMC’s earnings.

• Transactions in MMC securities are not subject to the 90-Day Short-Term Rule (applicable to Access Persons only) or to the holding periods that apply to Putnam mutual funds.

IMPLEMENTATION

A. Maintenance of Restricted List. The Restricted List shall be maintained by the Code of Ethics Administrator.

B. Pre-clearance. An employee wishing to trade any equity securities for his personal account shall first obtain clearance through the Personal Trading Assistant (PTA) system. The system may be accessed online either at www.ibenefitcenter.com by clicking on “Employee Essentials” under the @Putnam tab and selecting “Clear personal trade,” or at iworkplace. Employees may pre-clear securities between 9:00 a.m. and 4:00 p.m. ET. Requests to make personal securities transactions may not be made using the system or presented to the Code of Ethics Administrator before 9:00 a.m. or after 4:00 p.m. ET.

Pre-clearance must be made by calling the Code of Ethics Administrator for fixed-income (municipal and corporate bonds, including non-convertible investment-grade bonds (rated BBB by S&P or Baa by Moody’s) and Putnam closed-end funds.

The PTA system will inform the employee whether the security may be traded and whether trading in the security is subject to the “Large Cap” limitation or the “Considered List – Limited Sale Exception.” The response of the pre-clearance system as to whether a security appears on the Restricted List and, if so, whether it is eligible for the exceptions set forth after this Rule shall be final, unless the employee appeals to the Code of Ethics Officer, using the procedure described in Section VII, regarding the request to trade a particular security.

A clearance is only valid for trading on the day it is obtained. Trades in securities listed on Asian or European stock exchanges, however, may be executed within one business day after pre-clearance is obtained.

If a security is not on the Restricted List, other classes of securities of the same issuer (e.g., preferred or convertible preferred stock) may be on the Restricted List. It is the employee’s responsibility to identify with particularity the class of securities for which permission is being sought for a personal investment.

If the PTA system does not recognize a security, or if an employee is unable to use the system or has any questions with respect to the system or pre-clearance, the employee may consult the Code of Ethics Administrator. The Code of Ethics Administrator shall not have authority to answer any questions about a security other than whether trading is permitted. The response of the Code of Ethics Administrator as to whether a security appears on the Restricted List and, if so, whether it is eligible for any applicable exceptions set forth after this Rule shall be final, unless the employee appeals to the Code of Ethics Officer, using the procedure described in Section VII, regarding the request to trade a particular security.

EXCEPTIONS

A. Large Cap Exemption. If a security appearing on the Restricted List is an equity security for which the issuer has a market capitalization (defined as outstanding shares multiplied by current price per share) of over $5 billion, then upon clearance approval, the Putnam employee may not trade more than 1,000 shares of the security for the day.

B. Considered List – Limited Sale Rule. As the Putnam list of considered securities is broad and inclusive, employees will be permitted to make limited sales but not purchases of securities held in their accounts if trading is blocked solely by the Considered List of securities.

C. Pre-clearing Transactions Effected by Share Subscription. Trades of securities made by subscription rather than on an exchange are limited to issuers having a market capitalization of $5 billion or more and are subject to the 1,000 share limit. The following are procedures to comply with Rule 1 when effecting a purchase or sale of shares by subscription:

• The Putnam employee must pre-clear the trade on the day he or she submits a subscription to the issuer rather than on the actual day of the trade since the actual day of the trade typically will not be known to the employee who submits the subscription. The employee must contact the Code of Ethics Administrator at the time of pre-clearance and will be told whether the purchase is permitted (in the case of a corporation having a market capitalization of $5 billion or more) or not permitted (in the case of a smaller capitalization issuer).

• The subscription for any purchase or sale of shares must be reported on the Access Person’s quarterly personal securities transaction report, noting the trade was accomplished by subscription.

• Because no brokers are involved in the transaction, the confirmation requirement will be waived for these transactions, although the Putnam employee must provide the Legal and Compliance Department with any transaction summaries or statements sent by the issuer.

D. Trades in Approved Discretionary Brokerage Accounts. A transaction does not need to be pre-cleared if it takes place in an account that the Code of Ethics Officer has approved in writing as exempt from the pre-clearance requirement. In the sole discretion of the Code of Ethics Officer, accounts that will be considered for exclusion from the pre-clearance requirement are only those for which an employee’s securities broker or investment advisor has complete discretion (a discretionary account) and the following conditions are met:

(i) the employee certifies annually in writing that the employee has no influence over the transactions in the discretionary account and is not aware of the transactions in the discretionary account prior to their execution; (ii) the compliance department of the employee’s broker or investment advisor certifies annually in writing that the employee has no influence over the transactions in the discretionary account and is not aware of the transactions in the discretionary account prior to their execution; and (iii) each calendar quarter, the broker or investment advisor sends Putnam’s Code of Ethics Administrator copies of each quarterly statement for the discretionary account. Employees wishing to seek such an exemption must send a written request to the Code of Ethics Administrator.

COMMENTS

• Pre-clearance. Subpart (a) of Rule 1 is designed to avoid the conflict of interest that might occur when an employee trades for his personal account a security that currently is being traded or is likely to be traded for a Putnam client. Such conflicts arise, for example, when the trades of an employee might have an impact on the price or availability of a particular security, or when the trades of the client might have an impact on price to the benefit of the employee. Thus, exceptions involve situations where the trade of a Putnam employee is unlikely to have an impact on the market.

• Regulatory Limits. Owing to a variety of federal statutes and regulations in the banking, savings and loan, communications, and gaming industries, it is critical that accounts of Putnam clients do not hold more than 10% of the voting securities (5% for public utilities) of any issuer in those industries. Subpart (b) of this rule limits employees’ personal trades to sales of shares in these areas because of the risk that the personal holdings of Putnam employees may be aggregated with Putnam holdings. Putnam’s so-called 7% rule will allow the regulatory limits to be observed.

• Options. For the purposes of this Code, options are treated like the underlying security. Thus, an employee may not purchase, sell, or “write” option contracts for a security that is on the Restricted List. The automatic exercise of an options contract (the purchase or writing of which was previously pre-cleared) does not have to be pre-cleared. Note, however, that the purchase or sale of securities obtained through the exercise of options must be pre-cleared.

• Involuntary Transactions. Involuntary personal securities transactions are exempted from the Code. Special attention should be paid to this exemption. (See Section I.D.)

• Tender Offers. This Rule does not prohibit an employee from tendering securities from his personal account in response to any and all tender offers, even if Putnam clients are also tendering securities. If tendering a security in response to a “partial tender offer”, an employee must pre-clear the trade on the day she submits instructions to her broker, and she will be prohibited from trading if Putnam clients are also tendering the same security.

• Gifts of Securities. Pre-clearance is required for securities donated as a gift to a charitable organization or to an individual. Employees are required to provide a gift transfer certificate of the transaction (if produced) to the Code of Ethics Administrator along with an account statement reflecting the gift transaction. Receipt of a securities gift should be reported on the Access Person’s Annual Holdings Report. Employees who receive a securities gift must report the gift to the Code of Ethics Administrator to make the necessary adjustments in PTA.

B. Prohibited Transactions

Rule 1: Short-Selling Prohibition

Putnam employees are prohibited from short selling any security, whether or not the security is held in a Putnam client portfolio. Employees are prohibited from hedging investments made in securities of MMC.

EXCEPTION

Short selling against broad market indexes (such as the Dow Jones Industrial Average, the NASDAQ index, and the S&P 100 and 500 indexes) and short selling against the box are permitted (except that short selling shares of MMC against the box is not permitted).

Rule 2: Initial Public Offerings Prohibition

No Putnam employee shall purchase any security for her personal account in an initial public offering.

EXCEPTION

Pre-existing Status Exception. A Putnam employee shall not be barred by this Rule or by Rule 1(a) of Section I.A. from purchasing securities for her personal account in connection with an initial public offering of securities by a bank or insurance company when the employee’s status as a policyholder or depositor entitles her to purchase securities on terms more favorable than those available to the general public, in connection with the bank’s conversion from mutual or cooperative form to stock form, or the insurance company’s conversion from mutual to stock form, provided that the employee has had the status entitling her to purchase on favorable terms for at least two years. This exception is only available with respect to the value of bank deposits or insurance policies that an employee owns before the announcement of the initial public offering. This exception does not apply, however, if the security appears on the Restricted List in the circumstances set forth in subparts (b), (c), or (d) of Section I.A., Rule 1.

COMMENTS

• The purpose of this Rule is twofold. First, it is designed to prevent a conflict of interest between Putnam employees and Putnam clients who might be in competition for the same securities in a limited public offering. Second, the Rule is designed to prevent Putnam employees from being subject to undue influence as a result of receiving favors in the form of special allocations of securities in a public offering from broker-dealers who seek to do business with Putnam.

• Purchases of securities in the immediate after-market of an initial public offering are not prohibited, provided they do not constitute violations of other provisions of the Code of Ethics. For example, participation in the immediate after-market as a result of a special allocation from an underwriting group would be prohibited by Section III, Rule 3, concerning gifts and other favors.

• Public offerings subsequent to initial public offerings are not deemed to create the same potential for competition between Putnam employees and Putnam clients because of the pre-existence of a market for the securities.

Rule 3: Private Placement Pre-approval Requirements

No Putnam employee shall purchase any security for his personal account in a limited private offering or private placement without prior approval of the Code of Ethics Officer. Privately placed limited partnerships are specifically included in this Rule.

COMMENTS

• The purpose of this Rule is to prevent a Putnam employee from investing in securities for his own account pursuant to a limited private offering that could compete with or disadvantage Putnam clients, and to eliminate any incentives Putnam employees might have to favor those who can affect access to limited offerings.

• Exemptions to the prohibition will generally not be granted where the proposed investment relates directly or indirectly to investments by a Putnam client, or where individuals involved in the offering (including the issuers, broker, underwriter, placement agent, promoter, fellow investors, and affiliates of the foregoing) have any prior or existing business relationship with Putnam or a Putnam employee, or where the Putnam employee believes that such individuals may expect to have a future business relationship with Putnam or a Putnam employee.

• An exemption may be granted, subject to reviewing all the facts and circumstances, for investments in:

(a) Pooled investment funds, including hedge funds, subject to the condition that an employee investing in a pooled investment fund would have no involvement in the activities or decision-making process of the fund except for financial reports made in the ordinary course of the fund’s business, and subject to the condition that the hedge fund does not invest significantly in registered investment companies.

(b) Private placements where the investment cannot relate, or be expected to relate, directly or indirectly to Putnam or investments by a Putnam client.

• Employees who apply for an exemption will be expected to disclose to the Code of Ethics Officer in writing all facts and relationships relating to the proposed investment.

• Applications to invest in private placements will be reviewed by the Code of Ethics Oversight Committee. This review will take into account, among other factors, the considerations described in the preceding comments.

Rule 4: Trading with Material Non-public Information

No Putnam employee shall purchase or sell any security for her personal account or for any Putnam client account while in possession of material, non-public information concerning the security or the issuer. Please read Appendix A, Policy Statement Concerning Insider Trading Prohibitions.

Rule 5: No Personal Trading with Client Portfolios

No Putnam employee shall purchase from or sell to a Putnam client any securities or other property for his personal account, nor engage in any personal transaction to which a Putnam client is known to be a party, or in which the transaction may have a significant relationship to any action taken by a Putnam client.

IMPLEMENTATION

It is the responsibility of every Putnam employee to make inquiry prior to any personal transaction in order to satisfy himself that the requirements of this Rule have been met.

COMMENT

This rule is required by federal law. It does not prohibit a Putnam employee from purchasing any shares of an open-end Putnam fund. The policy with respect to employee trading in Putnam closed-end funds is attached as Appendix B.

Rule 6: Holding of Putnam Mutual Fund Shares

Putnam employees may not hold shares of Putnam open-end U.S. mutual funds other than through accounts maintained at Putnam. Employees placing purchase orders in shares of Putnam open-end funds must place such orders through Putnam and not through an outside broker or other intermediary. Employees redeeming or exchanging shares of Putnam open-end funds must place those orders through Putnam and not through an outside broker or other intermediary. For transfer instructions, contact a Putnam Preferred Client Services (PCS) representative at 1-800-634-1590.

REMINDER

For purposes of this Rule, “employee” includes:

• -Members of the immediate family of a Putnam employee who share the same household as the employee or for whom the Putnam employee has investment discretion (family member);

• -Any trust in which a Putnam employee or family member is a trustee with investment discretion and in which such Putnam employee or any family members are collectively beneficiaries;

• Any closely held entity (such as a partnership, limited liability company, or corporation) in which a Putnam employee and his or her family members hold a controlling interest and with respect to which they have investment discretion; and

• Any account (including any retirement, pension, deferred compensation, or similar account) in which a Putnam employee or family member has a substantial economic interest and over which the Putnam employee or family member exercises investment discretion.

COMMENTS

These requirements also apply to:

• Self-directed IRA accounts holding Putnam fund shares;

• Variable insurance accounts which invest in Putnam Variable Trusts such as the Putnam/Hartford Capital Manager Programs. Employees must designate Putnam Retail Management as the broker of record for all such accounts and disclose these holdings in the PTA system.

NOTE:

Employees are required to seek permission from the Code of Ethics Officer to hold Putnam funds in variable trusts outside of Putnam.

EXCEPTION

Retirement, pension, deferred compensation, and similar accounts that cannot be legally transferred to Putnam are not subject to the requirement. For example, a spouse of a Putnam employee may have a 401(k)/Profit Sharing Plan with her employer that invests in Putnam funds. Any employee who continues to hold shares in open-end Putnam funds outside of Putnam must notify the Code of Ethics Officer in writing of the account information, provide the reason why the account cannot be transferred to Putnam, and arrange for a quarterly statement of transaction in such account to be sent to the Code of Ethics Administrator.

Rule 7: Putnam Mutual Fund Employee Restrictions

(a) Employees defined in Rule 6 may not, within a 90-calendar day period, make a purchase followed by a sale or a sale followed by a purchase of shares of the same open-end Putnam mutual fund, even if the transactions occur in different accounts.

(b) Employees who are Access Persons may not, within a one-year period, make a purchase followed by a sale or a sale followed by a purchase of shares of the same open-end Putnam mutual fund or of shares of any U.S. registered mutual fund to which Putnam acts as advisor or sub-advisor, even if the transactions occur in different accounts.

(c) All employees are required to link their immediate family members’ accounts holding Putnam mutual funds to comply with the disclosure requirements. These accounts are also subject to the 90-day and one-year rules. To link these accounts, log on to www.ibenefitcenter.com, click on @Putnam, and select Employee Essentials/Linked Mutual Fund Accounts. You are required to confirm the information and will be prompted to add any accounts that you or your family members have that should be linked or delinked based on the definitions outlined.

COMMENTS

This restriction applies across all accounts maintained by an employee as follows:

• An employee who buys shares of an open-end Putnam mutual fund may not sell any shares of the same mutual fund until 90 calendar days have passed, or one year for Access Persons.

Example: If an employee buys shares of a Putnam fund on Day 1 for a retail account and then sells (by exchange) shares of the same fund for his or her 401(k)/Profit Sharing Plan accounts on Day 85, the employee has violated the rule.

Similarly, an employee who sells shares of an open-end Putnam mutual fund may not buy any shares of the same mutual fund until 90 calendar days have passed, or one year for Access Persons.

• The purpose of these blackout period restrictions is to prevent any market timing or the appearance of any market timing activity.

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• This Rule applies to transactions by a Putnam employee in any type of account including retail, IRA, variable annuity, 401(k)/Profit Sharing Plan, and any deferred compensation accounts.

• The minimum sanction for an initial violation of the blackout period will be disgorgement of any profit made on the transaction. Additional sanctions may apply, including termination of employment.

EXCEPTIONS

A. This restriction does not apply to Putnam’s money market funds and Putnam Stable Value Fund.

B. 401(k)/Profit Sharing Plan Contributions and Payroll Deductions: The 90-day or one year restriction is not triggered by the initial allocation of regular employee or employer contributions or forfeitures to an employee’s account under the terms of Putnam employee benefit plans or a Putnam payroll-deduction direct-investment program; later exchanges of these contributions will be subject to either the 90-day or one-year blackout period.

C. Systematic Programs: This restriction does not apply with respect to shares sold or acquired as a result of participation in a systematic program for contributions, withdrawals, or exchanges, provided that an election to participate in any such program and the participation dates of the program may not be changed more often than quarterly after the program is elected by the employee. Access Persons may elect a quarterly or semiannual rebalancing program although it may only be changed on an annual basis.

D. Employee Benefit Plan Withdrawals and Distributions: This restriction does not apply with respect to shares sold for withdrawals, loans, or distributions under the terms of Putnam employee benefit plans.

E. Dividends, Distributions, Mergers, and Share Class Conversions: This restriction does not apply with respect to the acquisition of shares as a result of reinvestment of dividends, distributions, mergers, conversions of share classes, or other similar actions. Subsequent transactions with respect to the shares will be covered.

F. College Savings Program: Redemptions from an employee’s college savings 529 plan to pay for qualified educational expenses for the beneficiary of the account (and redemptions due to death or disability) are exempt from the 90-day and one-year restrictions applicable to Putnam mutual funds. Qualified redemptions include:

• Tuition

• School fees

• Books

• Supplies and equipment required for enrollment

• Room and board

• Death

• Disability

G. Special Situations: In special situations, Putnam’s Code of Ethics Oversight Committee may grant exceptions to the blackout periods as a result of death, disability, or special circumstances (such as personal hardship), all as determined from time to time by the Committee. Employees can request an exception by submitting a written request to the Code of Ethics Officer.

Rule 8: Special Orders

Good Until Canceled (GTC) Orders and Limit Orders are prohibited.

Any order not executed on the day of pre-clearance must be resubmitted for pre-clearance before being executed on a subsequent day. “Good until canceled” or “limit” orders are prohibited because of the potential failure to pre-clear.

EXCEPTION

Same-day limit orders are permitted.

Rule 9: Excessive Trading

Putnam employees are strongly discouraged from engaging in excessive trading for their personal accounts. Employees are prohibited from making more than 10 trades in individual securities in any given quarter.

EXCEPTION

For the purpose of calculating the number of trades in any quarter, trading the same security in the same direction (buy or sell) over a period of five business days will be counted as one transaction.

All other rules under the Code of Ethics will continue to be applied.

COMMENTS

Although a Putnam employee’s excessive trading may not itself constitute a conflict of interest with Putnam clients, Putnam believes that its clients’ confidence in Putnam will be enhanced and that the likelihood of Putnam achieving better investment skills results for its clients over the long term will be increased if Putnam employees rely on their investment skills, as opposed to their trading skills in transactions for their own account. Moreover, excessive trading by a Putnam employee for his or her own account diverts an employee’s attention from the responsibility of servicing Putnam clients, and increases the possibilities for transactions that are in actual or apparent conflict with Putnam client transactions. Short-term trading is strongly discouraged, and employees are encouraged to take a long-term view.

C. Discouraged Transactions

Rule 1: Naked Options

Putnam employees are strongly discouraged from engaging in writing (selling) naked options for their personal accounts.

Naked option transactions are particularly dangerous, because a Putnam employee may be prevented by the restrictions in this Code of Ethics from covering the naked option at the appropriate time. All employees should keep in mind the limitations on their personal securities trading imposed by this Code when contemplating such an investment strategy. Engaging in naked options transactions on the basis of material, non-public information is prohibited. (See Appendix A, Policy Statement Concerning Insider Trading Prohibitions.)

D. Exempted Transactions

Rule 1: Involuntary Transactions

Transactions that are involuntary on the part of a Putnam employee are exempt from the prohibitions set forth in Sections I.A., I.B., and I.C.

COMMENTS

This exemption is based on categories of conduct that the Securities and Exchange Commission does not consider “abusive.”

• Examples of involuntary personal securities transactions include:

(a) Sales out of the brokerage account of a Putnam employee as a result of a bona fide margin call, provided that withdrawal of collateral by the Putnam employee within the ten days previous to the margin call was not a contributing factor to the margin call;

(b) Purchases arising out of an automatic dividend reinvestment program of an issuer of a publicly traded security.

• Transactions by a trust in which the Putnam employee (or a member of his immediate family) holds a beneficial interest, but for which the employee has no direct or indirect influence or control with respect to the selection of investments, are involuntary transactions. In addition, these transactions do not fall within the definition of “personal securities transactions.” (See Definitions.)

• A good-faith belief on the part of the employee that a transaction was involuntary will not be a defense to a violation of the Code of Ethics. In the event of confusion as to whether a particular transaction is involuntary, the burden is on the employee to seek a prior written determination of the applicability of this exemption. The procedures for obtaining such a determination appear in Section VII. D.

Rule 2: Special Exemptions

Transactions that have been determined, in writing by the Code of Ethics Officer before the transaction occurs, to be no more than remotely harmful to Putnam clients because the transaction would be very unlikely to affect a highly institutional market, or because the transaction is clearly not related economically to the securities to be purchased, sold, or held by a Putnam client, are exempt from the prohibitions set forth in Sections I.A., I.B., and I.C.

IMPLEMENTATION

An employee may seek an ad hoc exemption under this Rule by following the procedures in Section VII.D.

COMMENTS

• This exemption is also based upon categories of conduct that the Securities and Exchange Commission does not consider “abusive.”

• The burden is on the employee to seek a prior written determination that the proposed transaction meets the standards for an ad hoc exemption set forth in this Rule.

SECTION II -- Additional Special Rules for Personal Securities Transactions of Access Persons and Certain Investment Professionals

Access Persons include all investment professionals and other employees as defined on page vii.

Rule 1: 90-Day Short-Term Rule

Access Persons may not sell a security at a profit within 90 days of purchase or buy a security at a price below which he or she sold it within the past 90 days.

EXCEPTION

None, unless prior written approval from the Code of Ethics Officer is obtained. Exceptions may be granted on a case-by-case basis when no abuse is involved and the equities of the situation support an exemption. For example, although an Access Person may buy a stock as a long-term investment, that stock may have to be sold involuntarily due to unforeseen activity such as a merger.

IMPLEMENTATION

A. The 90-Day Short-Term Rule applies to all Access Persons, as defined in the Definitions section of the Code.

B. Calculation of whether there has been a profit is based upon the market prices of the securities. The calculation includes commissions and other sales charges.

C. As an example, an Access Person would not be permitted to sell a security at $12 that he purchased within the prior 90 days for $10. Similarly, an Access Person would not be permitted to purchase a security at $10 that she had sold within the prior 90 days for $12.

COMMENTS

• The prohibition against short-term trading profits by Access Persons is designed to minimize the possibility that they will capitalize inappropriately on the market impact of trades involving a client portfolio about which they might possibly have information.

• Although Chief Investment Officers, portfolio managers, and analysts may sell securities at a profit within 90 days of purchase in order to comply with the requirements of the 7-Day Rule applicable to them (described below), the profit will have to be disgorged to charity under the terms of the 7-Day Rule.

Certain Investment Professionals

Rule 2: 7-Day Rule

(a) Before a portfolio manager (including a Chief Investment Officer with respect to an account he manages) places an order to buy a security for any Putnam client portfolio that he manages, he must sell that security or related derivative security if he has purchased it in his personal account within the preceding seven calendar days.

(b) Analysts: Before an analyst makes a purchase or an outperform recommendation for a security (including designation of a security for inclusion in the portfolio of Putnam Research Fund), he must sell that security or related derivative security if he has purchased it in his personal account within the preceding seven calendar days.

COMMENTS

• This Rule applies to portfolio managers (including Chief Investment Officers with respect to accounts they manage) in connection with any purchase, no matter how small, in any client account managed by that portfolio manager or CIO (even so-called “clone accounts”). In particular, it should be noted that the requirements of this Rule also apply with respect to purchases in client accounts, including “clone accounts,” resulting from “cash flows.” To comply with the requirements of this Rule, it is the responsibility of each portfolio manager or CIO to be aware of the placement of all orders for purchases of a security by client accounts that he or she manages for seven days following the purchase of that security for his or her personal account.

• An investment professional who must sell securities to be in compliance with the 7-Day Rule must absorb any loss and disgorge to charity any profit resulting from the sale. The recipient charity will be chosen by the Code of Ethics Officer.

• This Rule is designed to avoid even the appearance of a conflict of interest between an investment professional and a Putnam client. A greater burden is placed on these professionals given their positions in the organization. Transactions executed for the employee’s personal account must be conducted in a manner consistent with the Code of Ethics and in such a manner as to avoid any actual or perceived conflict of interest or any abuse of the employee’s position of trust and responsibility.

• “Portfolio manager” is used in this Section as a functional label, and is intended to cover any employee with authority to authorize a trade on behalf of a Putnam client, whether or not such employee bears the title “portfolio manager.” “Analyst” is also used in this Section as a functional label, and is intended to cover any employee who is not a portfolio manager but who may make recommendations regarding investments for Putnam clients.

Rule 3: Blackout Rule

(a) Portfolio Managers: No portfolio manager (including Chief Investment Officers with respect to accounts they manage) shall: (i) sell any security or related derivative security for her personal account until seven calendar days have elapsed since the most recent purchase of that security or related derivative security by any Putnam client portfolio she manages or co-manages; or (ii) purchase any security or related derivative security for her personal account until seven calendar days have elapsed since the most recent sale of that security or related derivative security from any Putnam client portfolio that she manages or co-manages.

(b) Analysts: No analyst shall: (i) sell any security or related derivative security for his personal account until seven calendar days have elapsed since his most recent buy or outperform recommendation for that security or related derivative security (including designation of a security for inclusion in the portfolio of Putnam Research Fund); or (ii) purchase any security or related derivative security for his personal account until seven calendar days have elapsed since his most recent sell or underperform recommendation for that security or related derivative security (including the removal of a security from the portfolio of Putnam Research Fund).

COMMENTS

• This Rule applies to portfolio managers (including Chief Investment Officers with respect to accounts they manage) in connection with any purchase, no matter how small, in any client account managed by that portfolio manager or CIO (even clone accounts). In particular, it should be noted that the requirements of this rule also apply with respect to transactions in client accounts, including clone accounts, resulting from cash flows. In order to comply with the requirements of this Rule, it is the responsibility of each portfolio manager and CIO to be aware of all transactions in a security by client accounts that he or she manages that took place within the seven days preceding a transaction in that security for his or her personal account.

• This Rule is designed to prevent a Putnam portfolio manager or analyst from engaging in personal investment conduct that appears to be counter to the investment strategy she is pursuing or recommending on behalf of a Putnam client.

Rule 4: Contra-Trading Rule

(a) Portfolio Managers: No portfolio manager shall, without prior clearance and written approval, sell out of his personal account securities or related derivative securities held in any Putnam client portfolio that he manages or co-manages.

(b) Chief Investment Officers: No Chief Investment Officer shall, without prior clearance and written approval, sell out of his personal account securities or related derivative securities held in any Putnam client portfolio managed in his investment group.

IMPLEMENTATION

A. Individuals Authorized to Give Approval. Prior to engaging in any such sale, a portfolio manager shall seek written approval of the proposed sale. In the case of a portfolio manager, prior written approval of the proposed sale shall be obtained from a Chief Investment Officer to whom he reports or, in his absence, another Chief Investment Officer. In the case of a Chief Investment Officer, prior written approval of the proposed sale shall be obtained from another Chief Investment Officer. In addition to the foregoing, prior written approval must also be obtained from the Code of Ethics Officer.

B. Contents of Written Approval. In every instance, the written approval form attached as Appendix C (or such other form as the Code of Ethics Officer shall designate) shall be used. The written approval should be signed by the Chief Investment Officer giving approval and dated when such approval was given, and shall state, briefly, the reasons why the trade was allowed and why the investment conduct pursued by the portfolio manager or Chief Investment Officer was deemed inappropriate for the Putnam client account controlled by the individual seeking to engage in the transaction for his personal account. Such written approval shall be sent by the Chief Investment Officer approving the transaction to the Code of Ethics Officer, for her approval, within 24 hours or as promptly as circumstances permit. Approvals obtained after a transaction has been completed, or while it is in process, will not satisfy the requirements of this Rule.

COMMENT

This Rule, like Rule 3 of this section, is designed to prevent a Putnam portfolio manager from engaging in personal investment conduct that appears to be counter to the investment strategy that he is pursuing on behalf of a Putnam client.

Rule 5: No Personal Benefit

No portfolio manager shall cause, and no analyst shall recommend, a Putnam client to take action for the portfolio manager’s or analyst’s own personal benefit.

COMMENTS

• A portfolio manager who trades in, or an analyst who recommends, particular securities for a Putnam client account in order to support the price of securities in his personal account, or who “front runs” a Putnam client order is in violation of this Rule. Portfolio managers and analysts should be aware that this Rule is not limited to personal transactions in securities (as that word is defined in the Definitions section). Thus, a portfolio manager or analyst who front runs a Putnam client purchase or sale of obligations of the U.S. government is in violation of this Rule. U.S. government obligations are excluded from the definition of security.

• This Rule is not limited to instances when a portfolio manager or analyst has malicious intent. It also prohibits conduct that creates an appearance of impropriety. Portfolio managers and analysts who have questions about whether proposed conduct creates an appearance of impropriety should seek a prior written determination from the Code of Ethics Officer, using the procedures described in Section VII.C.

SECTION III -- General Rules for All Employees

Rule 1: Compliance with All Laws, Regulations, and Policies

All employees must comply with applicable laws and regulations as well as company policies. This includes tax, anti-trust, political contribution, and international boycott laws. In addition, no employee at Putnam may engage in fraudulent conduct of any kind.

COMMENTS

• Putnam may report to the appropriate legal authorities conduct by Putnam employees that violates this Rule.

• It should also be noted that the U.S. Foreign Corrupt Practices Act makes it a criminal offense to make a payment or offer of payment to any non-U.S. governmental official, political party, or candidate to induce that person to affect any governmental act or decision, or to assist Putnam’s obtaining or retaining business.

Rule 2: Conflicts of Interest

No Putnam employee shall conduct herself in a manner that is contrary to the interests of, or in competition with, Putnam or a Putnam client, or that creates an actual or apparent conflict of interest with a Putnam client.

COMMENTS

• This Rule is designed to recognize the fundamental principle that Putnam employees owe their chief duty and loyalty to Putnam and Putnam clients.

• It is expected that a Putnam employee who becomes aware of an investment opportunity that she believes is suitable for a Putnam client whom she services will present it to the appropriate portfolio manager prior to taking advantage of the opportunity herself.

Rule 3: Gifts and Entertainment Policy

No Putnam employee shall accept anything of material value from any broker-dealer, financial institution, corporation, or other entity; any existing or prospective supplier of goods or services with a business relationship to Putnam; or any company or other entity whose securities are held in or are being considered as investments for the Putnam funds, or any other client account. Included are gifts, favors, preferential treatment, special arrangements, or access to special events.

COMMENTS

This Rule is intended to permit the acceptance of only proper types of customary and limited business amenities.

A Putnam employee may not, under any circumstances, accept anything that could create the appearance of a conflict of interest. For example, acceptance of any consideration is prohibited if it would create the appearance of a reward or inducement for conducting Putnam business either with the person providing the gift or his employer.

IMPLEMENTATION

A. Gifts. An employee may not accept gifts with an aggregate value of more than $100 in any year from any one source, i.e., entity or firm. Any Putnam employee who is offered or receives an item exceeding $100 in value must report the details to the Code of Ethics Officer and surrender or return the gift. Any entertainment event provided to an employee where the host is not in attendance is treated as a gift and is subject to the $100 per year per source limit.

B. Entertainment. Putnam’s rules are designed to permit reasonable, ordinary business entertainment, but prohibit any events that may be perceived as extravagant or that involve lavish expenditures.

1. Occasional lunches, dinners, cocktail parties, or comparable gatherings conducted for business purposes are permitted.

For example, occasional attendance at group functions sponsored by sell-side firms is permitted where the function relates to investments or other business activity. Occasional attendance at these functions is not required to be counted against the limits described in section (B)(2) below.

2. Other entertainment events, such as sporting events, theater, movies, concerts, or other forms of entertainment conducted for business purposes, are permitted only under the following conditions:

(i)The host must be present for the event.

(ii)The location of the event must be in the metropolitan area in which the office of the employee is located.

(iii)Spouses or other family members of the employee may not attend the entertainment event or any meals before or after the entertainment event.

(iv)The value of the entertainment event provided to the employee may not exceed $150, not including the value of any meals that may be provided to the employee before or after the event.

Acceptance of entertainment events that have a market value materially exceeding the face value of the entertainment, which includes, for example, attendance at sporting event playoff games, is prohibited. This prohibition applies even if the face value of tickets to the events is $150 or less or if the Putnam employee offers to pay for the tickets. If there is any ambiguity about whether to accept an entertainment event in these circumstances, please consult the Code of Ethics Officer.

(v)The employee may not accept entertainment events under this provision in section (B)(2) more than six times a year and not more than two times in any year from any single source.

(vi)The Code of Ethics Officer may grant exceptions to these rules. For example, it may be appropriate for an employee attending a legitimate conference in a location away from the office to attend a business entertainment event in that location. All exceptions must be approved in advance by written request to the Code of Ethics Officer.

3. Any employee attending any entertainment event under the provision in sections (B)(1) or (B)(2) above must file a Report of Entertainment Form (attached as Appendix E) with the Code of Ethics Officer within 10 business days following the date of the entertainment event. Failure to file the notice is a violation of the Code of Ethics.

Planned absences, i.e., vacations, leaves (other than certain medical leaves), or business trips are not valid excuses for providing late reports. Failure to meet the deadline violates the Code’s rules and sanctions may be imposed.

4. Meals and entertainment that are part of the regular program at an investment conference (i.e., open to all participants) are not subject to the limits of section (B)(2) above.

C. The following items are prohibited:

1. Any entertainment event attendance that would reflect badly on Putnam as a firm of the highest fiduciary and ethical standards. For example, events involving adult entertainment or gambling must be avoided.

2. Entertainment involving travel away from the metropolitan area in which the employee is located. Even if an exception is granted as discussed in section (B)(2)(vi) above, payment by a third party of the cost of transportation to a location outside the employee’s metropolitan area, lodging while in another location, and any meals not specifically approved by the Code of Ethics officer are prohibited.

3. Personal loans to a Putnam employee on terms more favorable than those generally available for comparable credit standing and collateral.

4. Preferential brokerage or underwriting commissions or spreads or allocations of shares or interests in an investment for the personal account of a Putnam employee.

5. Cash or cash equivalents.

D. As with any of the provisions of the Code of Ethics, a sincere belief by the employee that he was acting in accordance with the requirements of this Rule will not satisfy his obligations under the Rule. Therefore, an employee who is in doubt concerning the propriety of any gift or favor should seek a prior written determination from the Code of Ethics Officer, as provided in Section VII.C.

E. No Putnam employee may solicit any gift or entertainment from any person, even if the gift or entertainment, if unsolicited, would be permitted.

F. The Rule does not prohibit employees on business travel from using local transportation and arrangements customarily supplied by brokers or similar entities. For example, it is customary for brokers in developing markets to make local transportation arrangements. These arrangements are permitted so long as the expense of lodging and air travel are paid by Putnam.

G. Putnam Retail Management (PRM) employees are subject to additional NASD rules on gifts and entertainment which can be found in the PRM compliance manual.

Rule 4: Anti-bribery/Kickback Policy

No Putnam employee shall pay, offer, or commit to pay any amount of consideration which might be, or appear to be, a bribe or kickback in connection with Putnam’s business.

COMMENT

Although the Rule does not specifically address political contributions (described in Rule 5), Putnam employees should be aware that it is against corporate policy to use company assets to fund political contributions of any sort, even where such contributions may be legal. No Putnam employee should offer or agree to make any political contributions (including political dinners and similar fundraisers) on behalf of Putnam, and no employee will be reimbursed by Putnam for such contributions made by the employee personally.

Rule 5: Political Activities, Contributions, Solicitations, and Lobbying Policy

A. Corporate Contributions and Solicitations. Political activities of corporations such as Putnam are highly regulated, and corporate political contributions are largely prohibited. Accordingly, no contributions may be made with Putnam corporate funds to any political party or campaign, whether directly or by reimbursement of such a contribution, unless pre-approved by the Code of Ethics Officer. Employee contributions to any pending or proposed client of Putnam, regardless of whether the employee will seek reimbursement from Putnam for such contributions, must be pre-approved by the Code of Ethics Officer. Donations of Putnam property and of employee time when working for Putnam are prohibited. No Putnam employee may make any solicitation for, or endorsement of, any campaign or candidate using Putnam letterhead, referencing Putnam, or while on Putnam business.

B. Employee Personal Political Contributions. Employees are free to engage in political activities as long as they do not use Putnam assets, or state or imply that Putnam is involved in a campaign. Employees are subject to three restrictions as follows:

1. -Some states and localities have laws that prohibit employees from making political contributions to candidates for state and local office if their employer has an investment management contract with, or is seeking one from, the state or locality. Accordingly, Putnam employees must pre-clear with the Code of Ethics Officer any contributions to candidates for any of the following offices:

• The office of State Treasurer of Connecticut or Vermont

• State or local offices in California, New Jersey, or Ohio

• Any local office in the city of Houston, Texas

2. -Contributions to state and local officials with whom Putnam has a business relationship or from whom is seeking a business relationship must be pre-cleared with the Code of Ethics Officer.

3. -Certain employees at PRM involved in the CollegeAdvantage program are restricted from making contributions to candidates for offices in Ohio under the rules of the Municipal Securities Rulemaking Board. These employees are separately identified and informed by Putnam’s Compliance Department of applicable requirements.

C. Government Official. Employees must obtain pre-approval from the Code of Ethics Officer prior to providing any gift (including meals, entertainment, transportation, or lodging) to any government official or employee.

D. Lobbying. Federal and state law imposes limits and registration requirements on efforts by individuals and companies to influence the passage of legislation or to obtain business from governments. Accordingly, Putnam employees should not engage in any lobbying activities without approval from Putnam’s Director of Government Relations. Lobbying does not include solicitation of investment management business through the ordinary course of business, such as responding to a Request For Proposal (RFP).

COMMENTS

• Putnam has established a political action committee (PAC) that contributes to worthy candidates for political office. Any request received by a Putnam employee for a political contribution must be directed to Putnam’s Legal and Compliance Department.

• This Rule prohibits solicitation on personal letterhead by Putnam employees except as approved by the Code of Ethics Officer.

• Certain officers and employees of Putnam Retail Management (PRM) and other employees involved in Putnam’s College Advantage Section 529 Plan with Ohio Tuition Trust Authority are subject to special rules on political contributions. For questions on these requirements, please call the Code of Ethics Officer.

Rule 6: Confidentiality of Putnam Business Information

No unauthorized disclosure may be made by any employee or former employee of any trade secrets or proprietary information of Putnam or of any confidential information. No information regarding any Putnam client portfolio, actual or proposed securities trading activities of any Putnam client, or Putnam research shall be disclosed outside the Putnam organization unless doing so has a valid business purpose and is in accord with relevant procedures established by Putnam relating to such disclosures.

COMMENT

All information about Putnam and Putnam clients is strictly confidential. Putnam research information should not be disclosed without proper approval and never for personal gain.

Rule 7: Roles at Other Entities (Outside Business Affiliations)

No Putnam employee shall serve as employee, officer, director, trustee, or general partner of a corporation or entity other than Putnam, without prior written approval of the Code of Ethics Officer. Requests for a role at a publicly traded company are especially disfavored and are closely reviewed. Permission will be granted only in extenuating circumstances.

COMMENTS

If the request is approved, the employee must enter his profile in the Personal Trading Assistant under Disclosures – Outside Business Affiliations.

NASD-licensed employees under PRM also have an obligation to disclose outside business affiliations, new or terminated, with Putnam’s Licensing and Registration Department.

EXCEPTION

Charitable or Non-profit Exception. Putnam employees may serve as an officer, director, or trustee of a charitable or not-for-profit institution, provided that the employee abides by the Code of Ethics and the Policy Statements with respect to any investment activity for which she has any discretion or input as officer, director, or trustee. The pre-clearance and reporting requirements of the Code of Ethics do not apply to the trading activities of such charitable or not-for-profit institutions for which an employee serves as an officer, director, or trustee unless the employee is responsible for day-today portfolio management of the account.

COMMENTS

• This Rule is designed to ensure that Putnam cannot be deemed an affiliate of any issuer of securities by virtue of service by one of its officers or employees as director or trustee.

• Positions with public companies are especially problematic and will normally not be approved.

• Certain charitable or not-for-profit institutions have assets (such as endowment funds or employee benefit plans) which require prudent investment. To the extent that a Putnam employee (because of her position as officer, director, or trustee of an outside entity) is charged with responsibility to invest such assets prudently, she may not be able to discharge that duty while simultaneously abiding by the spirit of the Code of Ethics and the Policy Statements. Employees are cautioned that they should not accept service as an officer, director, or trustee of an outside charitable or not-for-profit entity where such investment responsibility is involved, without seriously considering their ability to discharge their fiduciary duties with respect to such investments.

Rule 8: Role as Trustee or Fiduciary Outside of Putnam Investments

No Putnam employee shall serve as a trustee, an executor, a custodian, or any other fiduciary, or as an investment advisor or counselor for any account outside Putnam.

EXCEPTIONS

A. Charitable or Religious Exception. Putnam employees may serve as a fiduciary with respect to a religious or charitable trust or foundation, so long as the employee abides by the spirit of the Code of Ethics and the Policy Statements with respect to any investment activity over which he has any discretion or input. The pre-clearance and reporting requirements of the Code of Ethics do not apply to the trading activities of such a religious or charitable trust or foundation unless the employee is responsible for day-to-day portfolio management of the account.

B. Family Trust or Estate Exception. Putnam employees may serve as a fiduciary with respect to a family trust or estate, as long as the employee abides by all of the Rules of the Code of Ethics with respect to any investment activity over which he has any discretion.

COMMENT

The roles permissible under this Rule may carry with them the obligation to invest assets prudently. Once again, Putnam employees are cautioned that they may not be able to fulfill their duties in that respect while abiding by the Code of Ethics and the Policy Statements.

Rule 9: Investment Clubs

No Putnam employee may be a member of any investment club.

COMMENT

This Rule guards against the danger that a Putnam employee may be in violation of the Code of Ethics and the Policy Statements by virtue of his personal securities transactions in or through an entity that is not bound by the restrictions imposed by this Code of Ethics and the Policy Statements. Please note that this restriction also applies to the spouse of a Putnam employee and any relatives of a Putnam employee living in the same household as the employee, as their transactions are covered by the Code of Ethics (see page viii).

Rule 10: Business Negotiations for Putnam Investments

No Putnam employee may become involved in a personal capacity in consultations or negotiations for corporate financing, acquisitions, or other transactions for outside companies (whether or not held by any Putnam client), nor negotiate nor accept a fee in connection with these activities without obtaining the prior written permission of the Chief Executive Officer of Putnam Investments.

Rule 11: Accurate Records

No employee may create, alter, or destroy (or participate in the creation, alteration, or destruction of) any record that is intended to mislead anyone or to conceal anything that is, or is reasonably believed to be, improper. In addition, all employees responsible for the preparation, filing, or distribution of any regulatory filings or public communications must ensure that such filings or communications are timely, complete, fair, accurate, and understandable.

COMMENTS

• In many cases, this is not only a matter of company policy and ethical behavior but also required by law. Our books and records must accurately reflect the transactions represented and their true nature. For example, records must be accurate as to the recipient of all payments; expense items, including personal expense reports, must accurately reflect the true nature of the expense. No unrecorded fund or asset shall be established or maintained for any reason.

• All financial books and records must be prepared and maintained in accordance with generally accepted accounting principles and Putnam’s existing accounting controls, to the extent applicable.

Rule 12: Family Members’ Conflict Policy

No employee or member of an employee’s immediate family shall have any direct or indirect personal financial interests in companies that do business with Putnam, unless such interest is disclosed and approved by the Code of Ethics Officer. Investment holdings in public companies that are not material to the employee are excluded from this prohibition. The Code also provides more detailed supplemental rules to address potential conflicts of interests that may arise if members of employees’ families are closely involved in doing business with Putnam.

Corporate Purchase of Goods and Services -- Putnam will not acquire goods and services from any firm in which a member of an employee’s immediate family serves as the sales representative in a senior management capacity or has an ownership interest with the supplier firm (excluding normal investment holdings in public companies) without permission from the Director of Procurement and the Code of Ethics Officer. Any employee who is aware of a proposal to purchase goods and services from a firm at which a member of the employee’s immediate family meets one of the previously mentioned conditions must notify the Director of Procurement and the Code of Ethics Officer.

Portfolio Trading -- Putnam will not allocate any trades for a portfolio to any firm that employs a member of an employee’s immediate family as a sales representative to Putnam (in a primary, secondary, or backup role). Any Putnam employee who is aware that an immediate family member serves as a broker-dealer’s sales representative to Putnam should inform the Code of Ethics Officer.

Definition of Immediate Family -- “Immediate family” of an employee means (1) spouse or partner of the employee, (2) any child, sibling, or parent of an employee and any person married to a child, sibling, or parent of an employee, and (3) any other person who lives in the same household as the employee.

Rule 13: Affiliated Entities

Non-Putnam affiliates (NPAs), listed below in the last comment, provide investment advisory services. No employee shall:

(a) Directly or indirectly seek to influence the purchase, retention or disposition of, or exercise of voting consent, approval, or similar rights with respect to any portfolio security in any account or fund advised by the NPA and not by Putnam;

(b) Transmit any information regarding the purchase, retention or disposition of, or exercise of voting, consent, approval, or similar rights with respect to any portfolio security held in a Putnam or NPA client account to any personnel of the NPA;

(c) Transmit any trade secrets, proprietary information, or confidential information of Putnam to the NPA unless doing so has a valid business purpose and is in accord with any relevant procedures established by Putnam relating to such disclosures;

(d) Use confidential information or trade secrets of the NPA for the benefit of the employee, Putnam, or any other NPA; or

(e) Breach any duty of loyalty to the NPA derived from the employee’s service as a director or officer of the NPA.

COMMENTS

• Sections (a) and (b) of the Rule are designed to help ensure that the portfolio holdings of Putnam clients and clients of the NPA need not be aggregated for purposes of determining beneficial ownership under Section 13(d) of the Securities Exchange Act or applicable regulatory or contractual investment restrictions that incorporate such definition of beneficial ownership. Persons who serve as directors or officers of both Putnam and an NPA should take care to avoid even inadvertent violations of Section (b). Section (a) does not prohibit a Putnam employee who serves as a director or officer of the NPA from seeking to influence the modification or termination of a particular investment product or strategy in a manner that is not directed at any specific securities. Sections (a) and (b) do not apply when a Putnam affiliate serves as an advisor or sub-advisor to the NPA or one of its products, in which case normal Putnam aggregation rules apply.

• As a separate entity, any NPA may have trade secrets or confidential information that it would not choose to share with Putnam. This choice must be respected.

• When Putnam employees serve as directors or officers of an NPA, they are subject to common law duties of loyalty to the NPA, despite their Putnam employment. In general, this means that when performing their duties as NPA directors or officers, they must act in the best interest of the NPA and its shareholders. Putnam’s Legal and Compliance Department will assist any Putnam employee who is a director or officer of an NPA and has questions about the scope of his or her responsibilities to the NPA.

• Entities that are currently non-Putnam affiliates within the scope of this Rule are: Nissay Asset Management Co., Ltd., L.P., Thomas H. Lee Partners, L.P., Ampega Asset Management, GmbH, and PanAgora Asset Management, Inc.

Rule 14: Computer System/Network Policies

No employee shall use computers, the Internet, e-mail, instant messaging, phones, fax machines and/or the mail service in a manner that is inconsistent with their use as set forth in Putnam’s Employee Handbook. No employee shall introduce a computer virus or computer code that may result in damage to Putnam’s information or computer systems.

COMMENT

Putnam’s policy statements relating to these matters are contained in the Computer System and Network Responsibilities section of the Employment Issues category within the Employee Handbook. The online Employee Handbook is located on www.ibenefitcenter.com.

Rule 15: CFA Institute Code of Ethics

All employees must follow and abide by the spirit of the Code of Ethics and the Standards of Professional Conduct of the CFA Institute. The text of the CFA Institute Code of Ethics and Standards of Professional Conduct are set forth in Appendix D.

Rule 16: Privacy Policy

Except as provided below, no employee may disclose to any outside organization or person any non-public personal information about any individual who is a current or former shareholder of any Putnam retail or institutional fund, or current or former client of a Putnam company. All employees shall follow the security procedures as established from time to time by a Putnam company to protect the confidentiality of all shareholder and client account information.

Except as Putnam’s Legal and Compliance Department may expressly authorize, no employee shall collect any non-public personal information about a prospective or current shareholder of a Putnam fund or prospective or current client of a Putnam company, other than through an account application (or corresponding information provided by the shareholder’s financial representative) or in connection with executing shareholder or client transactions, nor shall any information be collected other than the following: name, address, telephone number, Social Security number, and investment, broker, and transaction information.

EXCEPTIONS

A. Putnam Employees. Non-public personal information may be disclosed to a Putnam employee in connection with processing transactions or maintaining accounts for shareholders of a Putnam fund and clients of a Putnam company, to the extent that access to such information is necessary to the performance of that employee’s job functions.

B. Shareholder Consent Exception. Non-public personal information about a shareholder’s or client’s account may be provided to a non-Putnam organization at the specific request of the shareholder or client or with the shareholder’s or client’s prior written consent.

C. Broker or Advisor Exception. Non-public personal information about a shareholder’s or client’s account may be provided to the shareholder’s or client’s broker of record.

D. Third-Party Service Provider Exception. Non-public personal information may be disclosed to a service provider that is not affiliated with a Putnam fund or Putnam company only when such disclosure is necessary for the service provider to perform the specific services contracted for, and only (a) if the service provider executes Putnam’s standard confidentiality agreement, or (b) pursuant to an agreement containing a confidentiality provision that has been approved by the Legal and Compliance Department. Examples of such service providers include proxy solicitors and proxy vote tabulators, mail services, and providers of other administrative services, and Information Services Division consultants who have access to non-public personal information.

COMMENTS

• Non-public personal information is any information that personally identifies a shareholder of a Putnam fund or client of a Putnam company and is not derived from publicly available sources. This privacy policy applies to shareholders or clients who are individuals, not institutions. However, as a general matter, all information that we receive about a shareholder of a Putnam fund or client of a Putnam company shall be treated as confidential. No employee may sell or otherwise provide shareholder or client lists or any other information relating to a shareholder or client to any marketing organization.

• All Putnam employees with access to shareholder or client account information must be trained in and follow Putnam’s security procedures designed to safeguard that information from unauthorized use. For example, a telephone representative must be trained in and follow Putnam’s security procedures to verify the identity of a caller requesting account information.

• Any questions regarding this privacy policy should be directed to Putnam’s Legal and Compliance Department. A violation of this policy will be subject to the sanctions imposed for violations of Putnam’s Code of Ethics.

• Employees must report any violation of this policy or any possible breach of the confidentiality of client information, whether intentional or accidental, to the managing director in charge of the employee’s business unit. Managing directors who are notified of such a violation or possible breach must immediately report it in writing to Putnam’s Chief Compliance Officer and, in the event of a breach of computerized data, Putnam’s Chief Technology Officer.

Rule 17: Anti-money Laundering Policy

No employee may engage in any money laundering activity or facilitate any money laundering activity through the use of any Putnam account or client account. Any situations giving rise to a suspicion that attempted money laundering may be occurring in any account must be reported immediately to the managing director in charge of the employee’s business unit. Managing directors who are notified of such a suspicion of money laundering activity must immediately report it in writing to Putnam’s Chief Compliance Officer and Chief Financial Officer.

Rule 18: Record Retention

All employees must comply with the record retention requirements applicable to the business unit. Employees should check with their managers or the Chief Administrative Officer of their division to determine what record retention requirements apply to their business unit.

The Code of Ethics incorporates any relevant requirements of the U.K. regulator, and the Financial Services Authority (FSA), and will be amended from time to time to reflect any U.K. regulatory changes as required.

SECTION IV -- Special Rules for Officers and Employees of Putnam Investments Limited (PIL)

Rule 1

In situations subject to Section I.A., Rule 1 (Restricted List Personal Securities Transactions), Putnam Investments Limited (PIL) employees must obtain clearance via the PTA online system.

EXCEPTION

Government securities and other related bonds issued by member countries of the Organization for Economic Co-Operation and Development are not subject to pre-clearance rules.

IMPLEMENTATION

The position of the London Code of Ethics Administrator is held by the PIL Compliance Officer. All requests for clearances must be made through the PTA online system. Pre-clearance for trades of fixed-income securities must be made by calling the Boston Administrator.

Putnam’s Code of Ethics Administrator in Boston (the Boston Administrator) has also been designated the Deputy London Administrator of PIL and has been delegated the right to approve or disapprove personal securities transactions in accordance with the requirements of Section I.A. Therefore, approval from the Code of Ethics Administrator for PIL employees to make personal securities investments constitutes approval under the Code of Ethics.

Both the Boston and London Administrators may record clearances in PTA for inspection by senior management and regulators.

Rule 2

No PIL employee may trade with any broker-dealer unless that broker-dealer has sent a letter to the PIL Compliance Officer agreeing to deliver copies of trade confirmations and statements to PIL. No PIL employee may enter into any margin or any other special dealing arrangement with any broker-dealer without the prior written consent of the PIL Compliance Officer.

IMPLEMENTATION

PIL employees will be notified separately of this requirement once a year by the PIL Compliance Officer, and are required to provide an annual certification of compliance with the Rule.

All PIL employees must inform the PIL Compliance Officer of the names of all brokers-dealers with whom they trade prior to trading. The PIL Compliance Officer will send a letter to the broker(s) in question requesting them to agree to deliver copies of confirms to PIL. PIL employees may trade with a broker only when the PIL Compliance Officer has received the signed agreement from that broker.

Rule 3

For purposes of the Code of Ethics, including Putnam’s Policy Statement on Insider Trading Prohibitions, PIL employees must also comply with Part V of the Criminal Justice Act 1993 on insider dealing.

IMPLEMENTATION

To ensure compliance with U.K. insider dealing legislation, PIL employees must observe the relevant procedures set forth in PIL’s Compliance Manual, a copy of which is sent to each PIL employee, and must sign an annual certification as to compliance.

Rule 4: Inducement Policy for All PIL Employees

See Appendix F: Inducement Policy for PIL Employees, and Appendix G: Record of Inducement for PIL Employees.

SECTION V -- Reporting Requirements

Reporting of Personal Securities Transactions

Rule 1: Broker Confirmations and Statements

Each Putnam employee shall ensure that copies of all confirmations for securities transactions for personal brokerage accounts, and brokerage account statements are sent to the Putnam Compliance Department Code of Ethics Administrator. (For the purpose of this Rule, securities shall also include ETFs, futures, and other derivatives on broad-based market indexes excluded from the pre-clearance requirement.) Statements and confirmations are required for Putnam funds not held at Putnam or in a Putnam retirement plan, as well as for U.S. mutual funds sub-advised by Putnam.

IMPLEMENTATION

A. Putnam employees should contact the Code of Ethics Administrator for a 407 letter instructing the broker to mail copies of confirmations and statements to Putnam. It is the employees’ responsibility to follow up with the broker on a reasonable basis to ensure that instructions are being followed.

B. Upon hire, Putnam employees are required to establish their broker profiles in PTA.

C. Specific procedures apply to employees of PIL. Employees of PIL should contact the London Code of Ethics Administrator.

D. Failure of a broker-dealer to comply with the instructions of a Putnam employee to send confirmations shall be a violation by the Putnam employee of this Rule. Similarly, failure by an employee to report the existence of a personal account and, if the account is opened after joining Putnam, failure to obtain proper authorization to establish the account shall be a violation of this Rule.

E. Statements and confirmations must also be sent for members of an employee’s immediate family, including statements from a family member’s 401(k)/Profit Sharing Plan at another employer.

F. Employees are not required to provide broker confirmations and statements for MMC transactions in Putnam’s 401(k)/Profit Sharing and Stock Purchase Plan accounts.

COMMENTS

• Transactions for personal accounts is defined broadly to include more than transactions in accounts under an employee’s own name. (See Definitions.)

• Statements and confirmations are required for all personal securities transactions, whether or not exempted or excepted by this Code.

• To the extent that a Putnam employee has investment authority over securities transactions of a family trust or estate, confirmations of those transactions must also be made, unless the employee has received a prior written exception from the Code of Ethics Officer.

Rule 2: Access Person – Quarterly Transaction Report

Every Access Person shall file a quarterly report within fifteen calendar days of the end of each quarter, recording all purchases and sales of securities for personal accounts as defined in the Definitions section. (For the purpose of this Rule, “securities” shall include exchange-traded funds (ETFs), futures, and any option on a security or securities index, including broad-based market indexes excluded from the pre-clearance requirement, and shall also include transactions in Putnam open-end funds if the account for the Putnam funds is not held at Putnam or in a Putnam retirement plan and for transactions in U.S. mutual funds sub-advised by Putnam.)

IMPLEMENTATION

It is mandatory that all Access Persons file a quarterly transaction report in the PTA online system. The form shall contain a representation that employees have complied fully with all provisions of the Code of Ethics.

The date for each transaction required to be disclosed in the quarterly report is the trade date for the transaction, not the settlement date.

Planned absences, i.e., vacations, leaves (other than certain medical leaves), or business trips, are not valid excuses for providing late reports. Failure to meet the deadline violates the Code’s rules and sanctions may be imposed.

COMMENT

If the requirement to file a quarterly report applies to you and you fail to report within the required 15-day period, monetary fines or harsher sanctions will be imposed. It is the responsibility of the employee to request an early report if he has knowledge of a planned absence, i.e., vacation, business trip, or leave.

Rule 3: Access Person - Initial/Annual Holdings Report

Access Persons must disclose their personal securities holdings in the Code of Ethics monitoring system, PTA, upon commencement of employment (within ten days of hire) and thereafter on an annual basis. These SEC requirements are mandatory and designed to facilitate the monitoring of personal securities transactions. Putnam’s Code of Ethics Administrator provides Access Persons with instructions regarding their submissions and certifications of these reports in PTA.

Non-Access Persons must disclose their brokerage accounts upon 30 days of hire.

Rule 4: Certifications

All employees are required to submit a certification in PTA annually attesting to compliance with all of the conditions of the Code of Ethics.

Rule 5: Roles at Other Entities

Upon approval of an outside business affiliation by the Code of Ethics Officer, employees must complete the Outside Business Affiliation profile in the Disclosure section of PTA.

Rule 6: Reporting of Irregular Activity

If a Putnam employee suspects that fraudulent, illegal, or other irregular activity (including violations of the Code of Ethics) might be occurring at Putnam, the activity should be reported immediately to the managing director in charge of that employee’s business unit. Managing directors who are notified of any such activity must immediately report it in writing to Putnam’s Chief Financial Officer and Putnam’s Chief Compliance Officer.

An employee who does not feel comfortable reporting this activity to the managing director may instead contact the Chief Compliance Officer, the Putnam or MMC Ethics hotlines, or the Ombudsman.

Contact information for these hotlines is located on the PTA home page and on the Chief Compliance Officer’s intranet site.

Rule 7: Ombudsman

Putnam has established the office of the corporate ombudsman as a resource to help employees address legal or ethical issues in the workplace and to allow employees to voice concerns or seek clarity on issues. The Ombudsman provides a confidential, independent, and impartial source to employees to discuss potential violations of law or of company standards without fear of retribution, and serves as a neutral party with no vested interest in a particular outcome. The Ombudsman is available on an anonymous basis by calling 1-866-ombuds7 (866-662-8377) or by calling 1-617-760-8246.

SECTION VI -- Education Requirements

Every Putnam employee has an obligation to fully understand the rules and requirements of the Code of Ethics.

Rule 1: Distribution of Code

A copy of the Code of Ethics will be distributed to every Putnam employee at least annually. All Access Persons will be required to certify annually that they have read, understood, and will comply with the provisions of the Code of Ethics, including the Code’s Policy Statement Concerning Insider Trading Prohibitions.

Rule 2: Annual Training Requirement

Every employee will be required to complete training on Putnam’s Code of Ethics on an annual basis.

SECTION VII -- Compliance and Appeal Procedures

A. Restricted List

The Code of Ethics Administrator will maintain the Restricted List. No employee may engage in a personal securities transaction without prior clearance on any day, even if the employee believes that the trade will be subject to an exception.

B. Consultation of Restricted List

It is the responsibility of each employee to pre-clear through the pre-clearance system, or consult with the Code of Ethics Administrator, prior to engaging in a personal securities transaction, to determine if the security he proposes to trade is on the Restricted List and, if so, whether it is subject to the large-cap exception. The pre-clearance system and the Code of Ethics Administrator will be able to tell the employee whether a security is on the Restricted List. No other information about the Restricted List is available through the pre-clearance system.

C. Request for Determination

An employee who has a question concerning the applicability of the Code of Ethics to a particular situation shall request a determination from the Code of Ethics Officer before engaging in the conduct or personal securities transaction about which he has a question.

If the question pertains to a personal securities transaction, the request shall state for whose account the transaction is proposed, the relationship of that account to the employee, the security proposed to be traded, the proposed price and quantity, the entity with whom the transaction will take place (if known), and any other information or circumstances of the trade that could have a bearing on the Code of Ethics Officer’s determination. If the question pertains to other conduct, the request for determination shall give sufficient information about the proposed conduct to assist the Code of Ethics Officer in ascertaining the applicability of the Code. In every instance, the Code of Ethics Officer may request additional information, and may decline to render a determination if the information provided is insufficient.

The Code of Ethics Officer shall make every effort to render a determination promptly.

No perceived ambiguity in the Code of Ethics shall excuse any violation. Any person who believes the Code to be ambiguous in a particular situation should request a determination from the Code of Ethics Officer.

D. Request for Ad Hoc Exemption

Any employee who wishes to obtain an ad hoc exemption under Section I.D., Rule 2, should request from the Code of Ethics Officer an exemption in writing in advance of the conduct or transaction sought to be exempted. In the case of a personal securities transaction, the request for an ad hoc exemption shall give the same information about the transaction required in a request for determination under Section VII.C., and should state why the proposed personal securities transaction would be unlikely to affect a highly institutional market, or is unrelated economically to securities to be purchased, sold, or held by any Putnam client. In the case of other conduct, the request shall give information sufficient for the Code of Ethics Officer to ascertain whether the conduct raises questions of propriety or conflict of interest, real or apparent.

The Code of Ethics Officer shall make reasonable efforts to promptly render a written determination concerning the request for an ad hoc exemption.

E. Appeal to Code of Ethics Officer with Respect to Restricted List

If an employee ascertains that a security that he wishes to trade for his personal account appears on the Restricted List, and thus the transaction is prohibited, he may appeal the prohibition to the Code of Ethics Officer by submitting a written memorandum containing the same information as would be required in a request for a determination. The Code of Ethics Officer shall make every effort to respond to the appeal promptly.

F. Information Concerning Identity of Compliance Personnel

The names of Code of Ethics personnel are available by contacting the Legal and Compliance Department and will be published on Putnam’s intranet site.

SECTION VIII -- Sanctions

Sanction Guidelines

The Code of Ethics Oversight Committee is responsible for setting sanctions policies for violating the Code. The Committee has adopted the following minimum monetary sanctions for violations of the Code. These sanctions apply even if the exception results from inadvertence rather than intentional misbehavior. The Code of Ethics Officer is authorized to impose the minimum sanction on employees without further Committee action. However, the sanctions noted below are only minimums and the Committee reserves the right to impose additional sanctions such as higher monetary sanctions, trading bans, suspension, or termination of employment as it determines to be appropriate.

A. The minimum sanction for a violation of the following Rules is disgorgement of any profits or payment of avoided losses and the following payments:

Section I.A., Rule 1 (Pre-clearance and Restricted List)Section I.B., Rule 1 (Short selling)Section I.B., Rule 2 (IPOs)Section I.B., Rule 3 (Private Placements)Section I.B., Rule 4 (Trading with Inside Information)Section I.B., Rules 6-8 (Holding and Trading of Putnam Funds)Section II, Rule 2 (7-Day Rule)Section II, Rule 3 (Blackout Rule)Section II, Rule 4 (Contra-Trading Rule)Section II, Rule 5 (Trading for Personal Benefit)

Officer Level	SMD/MD	SVP/VP	AVP/non-officer

1st violation	$ 500	$250	$ 50

2nd	$1,000	$500	$100

3rd	Minimum monetary sanction as above with ban on all new personal
	individual investments.

B. The minimum sanction for violations of all other Rules in the Code is as follows:

Officer Level	SMD/MD	SVP/VP	AVP/non-officer

1st violation	$100	$ 50	$25

Subsequent	$200	$100	$50

The reference period for determining whether a violation is initial or subsequent will be five years.

NOTE

The Committee’s belief that an employee has violated the Code of Ethics intentionally will result in more severe sanctions than outlined in the guidelines above. The Code of Ethics Oversight Committee retains the right to increase or decrease the sanctions for a particular violation in light of the circumstances.

APPENDIX A: Insider Trading Prohibitions Policy Statement

Putnam has always forbidden trading by its employees on material non-public information (inside information). Tough federal laws make it important for Putnam to state that prohibition in the strongest possible terms, and to establish, maintain, and enforce written policies and procedures to prevent the use of material non-public information.

Unlawful trading while in possession of inside information can be a crime. Federal law provides that an individual convicted of trading on inside information may go to jail for a period of time. There is also significant monetary liability for an inside trader; the Securities and Exchange Commission can seek a court order requiring a violator to pay back profits, as well as penalties substantially greater than those profits. In addition private plaintiffs can seek recovery for harm suffered by them. The inside trader is not the only subject to liability. In certain cases, controlling persons of inside traders, including supervisors of inside traders or Putnam itself, can be liable for large penalties.

Section A. of this Policy Statement contains rules concerning inside information. Section B. contains a discussion of what constitutes unlawful insider trading.

Neither material, non-public information nor unlawful insider trading is easy to define. Section B. of this Policy Statement gives a general overview of the law in this area. However, the legal issues are complex and must be resolved by the Code of Ethics Officer. If an employee has any doubt as to whether she has received material, non-public information, she must consult with the Code of Ethics Officer prior to using that information in connection with the purchase or sale of a security for his own account or the account of any Putnam client, or communicating the information to others. A simple rule of thumb is if you think the information is not available to the public at large, don’t disclose it to others and don’t trade securities to which the inside information relates.

An employee aware of, or in possession of, inside information must report it immediately to the Code of Ethics Officer. If an employee has failed to consult the Code of Ethics Officer, Putnam will not excuse employee misuse of inside information on the grounds that the employee claims to have been confused about this Policy Statement or the nature of the information in his possession.

If Putnam determines, in its sole discretion, that an employee has failed to abide by this Policy Statement, or has engaged in conduct that raises a significant question concerning insider trading, he will be subject to disciplinary action, including termination of employment.

There are no exceptions to this policy statement and no one is exempt.

APPENDIX A: DEFINITIONS: Insider Trading

Code of Ethics Administrator

The individual designated by the Code of Ethics Officer to assume responsibility for day-to-day, non-discretionary administration of this Policy Statement. The Code of Ethics Administrator is Laura Rose.

Code of Ethics Officer

The Putnam officer who has been assigned the responsibility of enforcing and interpreting this Code. The Code of Ethics Officer shall be the Chief Compliance Officer or such other person as is designated by the Chief Executive Officer of Putnam Investments. If the Code of Ethics Officer is unavailable, the Deputy Code of Ethics Officer shall act in his stead. The Code of Ethics Officer is Tony Ruys de Perez. The Deputy Code of Ethics Officer is Kathleen Griffin.

Immediate family Spouse, partner, minor children, or other relatives living in the same household as the Putnam employee.

Purchase or sale of a security Any acquisition or transfer of any interest in the security for direct or indirect consideration, including the writing of an option.

Putnam Any or all of Putnam Investments Trust, and its subsidiaries, any one of which shall be a Putnam company.

Putnam client Any client of the Putnam mutual funds, or any advisory, trust, or other client for whom Putnam manages money.

Putnam employee (or employee) Any employee of Putnam.

Security Anything defined as a security under federal law. The term includes any type of equity or debt security, any interest in a business trust or partnership, and any rights relating to a security, such as put and call options, warrants, convertible securities, and securities indexes. (Note: The definition of security in this Insider Trading Prohibitions Policy Statement varies significantly from that in the Code of Ethics. For example, the definition in this Policy Statement specifically includes all securities of any type.)

Transaction for a personal account (or personal securities transaction)

Securities transactions: (a) for the personal account of any employee; (b) for the account of a member of the immediate family of any employee; (c) for the account of a partnership in which a Putnam employee or immediate family member is a partner with investment discretion; (d) for the account of a trust in which a Putnam employee or immediate family member is a trustee with investment discretion; (e) for the account of a closely held corporation in which a Putnam employee or immediate family member holds shares and for which he has investment discretion; and (f ) for any account other than a Putnam client account that receives investment advice of any sort from the employee or immediate family member, or as to which the employee or immediate family member has investment discretion. Officers and employees of PIL must also consult the relevant procedures on compliance with U.K. insider dealing legislation set forth in PIL’s Compliance Manual (See Rule 3 of Section IV of the Code of Ethics).

APPENDIX A -- SECTION I: Rules Concerning Inside Information

Rule 1: Inside Information

No Putnam employee shall purchase or sell any security listed on the Inside Information List (the Red List) either for his personal account or for a Putnam client.

IMPLEMENTATION

When an employee contacts the Code of Ethics Administrator seeking clearance for a personal securities transaction, the Code of Ethics Administrator’s response as to whether a security appears on the Restricted List will include securities on the Red List.

COMMENT

This Rule is designed to prohibit any employee from trading a security while Putnam may have inside information concerning that security or the issuer. Every trade, whether for a personal account or for a Putnam client, is subject to this rule.

Rule 2: Material Non-public Information

No Putnam employee shall purchase or sell any security, either for a personal account or for the account of a Putnam client, while in possession of material, non-public information concerning that security or the issuer, without the prior written approval of the Code of Ethics Officer.

IMPLEMENTATION

In order to obtain prior written approval of the Code of Ethics Officer, a Putnam employee should follow the reporting steps prescribed in Rule 3.

COMMENTS

• Rule 1 concerns the conduct of an employee when Putnam possesses material, non-public information. Rule 2 concerns the conduct of an employee who herself possesses material, non-public information about a security that is not yet on the Red List.

• If an employee has any question as to whether information she possesses is material and/or non-public information, she must contact the Code of Ethics Officer immediately in accordance with Rule 3 prior to purchasing or selling any security related to the information or communicating the information to others. The Code of Ethics Officer shall have the sole authority to determine what constitutes material, non-public information for the purposes of this Policy Statement.

Rule 3: Reporting of Material Non-public Information

Any Putnam employee who believes he is aware of or has received material, non-public information concerning a security or an issuer shall immediately report the information to the Code of Ethics Officer, the Deputy Code of Ethics Officer, or in their absence, a lawyer in the Putnam Legal and Compliance Department and to no one else. After reporting the information, the Putnam employee shall comply strictly with Rule 2 by not trading in the security without the prior written approval of the Code of Ethics Officer and shall (a) take precautions to ensure the continued confidentiality of the information and (b) refrain from communicating the information in question to any person.

IMPLEMENTATION

A. In order to make any use of potential material non-public information, including purchasing or selling a security or communicating the information to others, an employee must communicate that information to the Code of Ethics Officer in a way designed to prevent the spread of such information. Once the employee has reported potential material non-public information to the Code of Ethics Officer, the Code of Ethics Officer will evaluate whether information constitutes material non-public information, and whether a duty exists that makes use of such information improper. If the Code of Ethics Officer determines either (a) that the information is not material or is public, or (b) that use of the information is proper, he will issue a written approval to the employee specifically authorizing trading while in possession of the information, if the employee so requests. If the Code of Ethics Officer determines (a) that the information may be nonpublic and material, and (b) that use of such information may be improper, he will place the security that is the subject of such information on the Red List.

B. An employee who reports potential inside information to the Code of Ethics Officer should expect that the Code of Ethics Officer will need significant information, and time to gather such information, to make the evaluation, including information about (a) the manner in which the employee acquired the information, and (b) the identity of individuals to whom the employee has revealed the information, or who have otherwise learned the information. In appropriate situations, the Code of Ethics Officer will normally place the affected security or securities on the Red List pending the completion of his evaluation.

C. If an employee possesses documents, disks, or other materials containing the potential inside information, an employee must take precautions to ensure the confidentiality of the information in question. Those precautions include (a) putting documents containing such information out of the view of a casual observer, and (b) securing files containing such documents or ensuring that computer files reflecting such information are secure from viewing by others.

D. Members of the executive board of directors and members of the Chief Financial Officer’s staff may not trade securities of MMC in the period from the end of each calendar quarter to the date of announcement of MMC’s earnings for such quarter.

COMMENT

While all employees must pre-clear trades of MMC securities and make sure they are not in possession of material inside information about MMC when trading, certain employees who may receive information about Putnam’s earnings are subject to the rules above concerning trading blackout periods.

APPENDIX A -- SECTION II: Overview of Insider Trading

Introduction

This section of the Policy Statement provides guidelines for employees as to what may constitute inside information. It is possible that in the course of her employment, an employee may receive inside information. No employee should misuse that information, either by trading for her own account or by communicating the information to others.

What constitutes unlawful insider trading?

The basic definition of unlawful insider trading is trading on material non-public information (also called inside information) by an individual who has a duty not to take advantage of the information. The following sections help explain the definition.

What is material information?

Trading on inside information is not a basis for liability unless the information is material. Information is material if a reasonable person would attach importance to the information in determining his course of action with respect to a security. Information that is reasonably likely to affect the price of a company’s securities is material, but effect on price is not the sole criterion for determining materiality. Information that employees should consider material includes, but is not limited to, dividend changes, earnings estimates, changes in previously released earnings estimates, reorganization, recapitalization, asset sales, plans to commence a tender offer, merger or acquisition proposals or agreements, major litigation, liquidity problems, significant contracts, and extraordinary management developments.

Material information does not have to relate to a company’s business. For example, a court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a reporter for the Wall Street Journal was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal’s “Heard on the Street” column and whether those reports would be favorable or not.

What is non-public information?

Information is non-public until it has been effectively communicated to, and sufficient opportunity has existed for it to be absorbed by, the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the Securities and Exchange Commission, or appearing in Dow Jones, Reuters, the Wall Street Journal, or other publications of general circulation would be considered public.

Who has a duty not to “take advantage” of inside information?

Unlawful insider trading occurs only if there is a duty not to take advantage of material non-public information. When there is no such duty, it is permissible to trade while in possession of such information. Questions as to whether a duty exists are complex, fact specific, and must be answered by a lawyer. If you have any doubt, err on the side of caution.

Insiders and Temporary Insiders Corporate insiders have a duty not to take advantage of inside information. The concept of insider is broad. It includes officers, directors, and employees of a corporation. In addition, a person can be a temporary insider if she enters into a special confidential relationship with a corporation and, as a result, is given access to information concerning the corporation’s affairs. A temporary insider can include, among others, accounting firms, consulting firms, law firms, banks, and the employees of such organizations. Putnam would generally be a temporary insider of a corporation it advises or for which it performs other services, because typically Putnam clients expect Putnam to keep any information disclosed to it confidential.

EXAMPLE

An investment advisor to the pension fund of a large publicly traded corporation, Acme, Inc., learns from an Acme employee that Acme will not be making the minimum required annual contribution to the pension fund because of a serious downturn in Acme’s financial situation. The information conveyed is material and non-public.

COMMENT

Neither the investment advisor, its employees, nor its clients can trade on the basis of that information, because the investment advisor and its employees could be considered temporary insiders of Acme.

Misappropriators Certain people who are not insiders (or temporary insiders) also have a duty not to deceptively take advantage of inside information. Included in this category is an individual who misappropriates (or takes for his own use) material non-public information in violation of a duty owed either to the corporation that is the subject of inside information or some other entity. Such a misappropriator can be held liable if he trades while in possession of that material non-public information.

EXAMPLE

The Chief Investment Officer of Acme, Inc., is aware of Acme’s plans to engage in a hostile takeover of Profit, Inc. The proposed hostile takeover is material and non-public.

COMMENT

The Chief Investment Officer of Acme cannot trade in Profit, Inc.’s stock for his own account. Even though he owes no duty to Profit, Inc., or its shareholders, he owes a duty to Acme not to take advantage of the information about the proposed hostile takeover by using it for his personal benefit.

Tippers and Tippees A person (the tippee) who receives material non-public information from an insider or misappropriator (the tipper) has a duty not to trade while in possession of that information if he knew, or should have known, that the information was provided by the tipper for an improper purpose and in breach of a duty owed by the tipper. In this context, it is an improper purpose for a person to provide such information for personal benefit.

EXAMPLE

The Chief Executive Officer of Acme, Inc., tells his daughter that negotiations concerning a previously announced acquisition of Acme have been terminated. This news is material and, at the time the father tells his daughter, non-public. The daughter sells her shares of Acme.

COMMENT

The father is a tipper because he has a duty to Acme and its shareholders not to take advantage of the information concerning the breakdown of negotiations, and he has conveyed the information for an improper purpose. The daughter is a tippee and is liable for trading on inside information because she knew, or should have known, that her father was conveying the information to her for his personal benefit, and that her father had a duty not to take advantage of Acme information.

A person can be a tippee even if he did not learn the information directly from the tipper, but learned it from a previous tippee.

EXAMPLE

An employee of a law firm that works on mergers and acquisitions learns at work about impending acquisitions. She tells her friend and her friend’s stockbroker about the upcoming acquisitions on a regular basis. The stockbroker tells the brother of a client on a regular basis, who in turn tells two friends, A and B. A and B buy shares of the companies being acquired before the public announcement of the acquisition, and regularly profit from such purchases. A and B do not know the employee of the law firm. They do not, however, ask about the source of the information.

COMMENT

A and B, although they have never heard of the tipper, are tippees because they did not ask about the source of the information, even though they were experienced investors, and were aware that the “tips” they received from this particular source were accurate.

Who can be liable for insider trading?

The categories of individuals discussed above (insiders, temporary insiders, misappropriators, or tippees) can be liable if they trade while in possession of material non-public information.

In addition, individuals other than those who actually trade on inside information can be liable for trades of others. A tipper can be liable if (a) he provided the information in exchange for a personal benefit in breach of a duty, and (b) the recipient of the information (the tippee) traded while in possession of the information.

Most importantly, a controlling person can be liable if the controlling person knew or recklessly disregarded the fact that the controlled person was likely to engage in misuse of inside information and failed to take appropriate steps to prevent it. Putnam is a controlling person of its employees. In addition, certain supervisors may be controlling persons of those employees they supervise.

EXAMPLE

A supervisor of an analyst learns that the analyst has, over a long period of time, secretly received material inside information from Acme, Inc.’s Chief Investment Officer. The supervisor learns that the analyst has engaged in a number of trades for his personal account on the basis of the inside information. The supervisor takes no action.

COMMENT

Even if he is not liable to a private plaintiff, the supervisor can be liable to the Securities and Exchange Commission for a civil penalty of up to three times the amount of the analyst’s profit.

Penalties for insider trading

Penalties for misuse of inside information are severe, both for individuals involved in such unlawful conduct and their employers. A person who violates the insider trading laws can be subject to some or all of the types of penalties below, even if he does not personally benefit from the violation. Penalties include:

• Jail sentences, criminal monetary penalties

• Injunctions permanently preventing an individual from working in the securities industry

• Injunctions ordering an individual to disgorge profits obtained from unlawful insider trading

• Civil penalties substantially greater than the profit gained or loss avoided by the trader, even if the individual paying the penalty did not trade or did not benefit personally

• Civil penalties for the employer or other controlling person

• Damages in the amount of actual losses suffered by other participants in the market for the security at issue

Regardless of whether penalties or money damages are sought by others, Putnam will take whatever action it deems appropriate, including dismissal, if Putnam determines, in its sole discretion, that an employee appears to have committed any violation of this Policy Statement, or to have engaged in any conduct which raises significant questions about whether an insider trading violation has occurred.

APPENDIX B: Policy Statement Regarding Employee Trades in Shares of Putnam Closed-End Funds

Pre-clearance

Any purchase or sale of Putnam closed-end fund shares by a Putnam employee must be pre-cleared with the Code of Ethics Administrator. A list of the closed-end funds can be obtained from the Code of Ethics Administrator. The PTA system is not available for Putnam closed-end fund clearance.

Reporting

As with any purchase or sale of a security, duplicate confirmations of all such purchases and sales must be forwarded to the Code of Ethics Officer by the broker-dealer utilized by an employee. If you are required to file a quarterly report of all personal securities transactions, this report should include all purchases and sales of closed-end fund shares.

Special Rules Applicable to Managing Directors of Putnam Investment Management, LLC and officers of the Putnam Funds.

Please be aware that managing directors of Putnam Investment Management, Inc., the investment manager of the Putnam mutual funds, and officers of the Putnam Funds will not receive clearance to engage in any combination of purchase and sale, or sale and purchase, of the shares of a given closed-end fund within six months of each other. Therefore, purchases should be made only if you intend to hold the shares more than six months; no sales of fund shares should be made if you intend to purchase additional shares of that same fund within six months.

You are also required to file certain forms with the Securities and Exchange Commission in connection with purchases and sales of Putnam closed-end funds. Please contact the Code of Ethics Officer Administrator for further information. Please contact the Code of Ethics Officer or Deputy Code of Ethics Officer if there are any questions regarding these matters.

APPENDIX C: Contra-Trading Rule Clearance Form

To: Code of Ethics Officer

From: _____________________________________________ ____________________________

Date:  __________________________________________ _______________________________

Re: Personal Securities Transaction of_________________ ______________________________

This serves as prior written approval of the personal securities transaction described below:

Name of portfolio manager contemplating personal trade: ________________________________

Security to be traded: ___________________________ _________________________________

Amount to be traded:

_____________________________________________________________________

Fund holding securities:

____________________________________________________________________

Amount held by fund:

_____________________________________________________________________

Reason for personal trade:

__________________________________________________________________

Specific reason sale of securities is inappropriate for fund: ________________________________

__________________________________________________________________________________

__________________________________________________________________________________

__________

(Please attach additional sheets if necessary.)

CIO approval:                        ____________________ Date:

Legal/compliance approval:    ____________________ Date:

APPENDIX D: CFA Institute Code of Ethics and Standards of Professional Conduct

The CFA Institute Code of Ethics and Standards of Professional Conduct (Code and Standards) are fundamental to CFA Institute’s values and essential to achieving its mission to lead the investment profession globally by setting high standards of education, integrity, and professional excellence. High ethical standards are critical to maintaining the public’s trust in financial markets and in the investment profession.

Since their creation in the 1960s, the Code and Standards have promoted the integrity of CFA Institute members and served as a model for measuring the ethics of investment professionals globally, regardless of job function, cultural differences, or local laws and regulations. All CFA Institute members (including holders of the Chartered Financial Analyst® (CFA®) designation) and CFA candidates must abide by the Code and Standards and are encouraged to notify their employer of this responsibility. Violations may result in disciplinary sanctions by CFA Institute. Sanctions can include revocation of membership, candidacy in the CFA Program, and the right to use the CFA designation.

The Code of Ethics

Members of CFA Institute (including Chartered Financial Analyst® (CFA®) charterholders) and candidates for the CFA designation (“Members and Candidates”) must:

• Act with integrity, competence, diligence, and respect, and in an ethical manner with the public, clients, prospective clients, employers, employees, colleagues in the investment profession, and other participants in the global capital markets.

• Place the integrity of the investment profession and the interests of clients above their own personal interests.

• Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities.

• Practice and encourage others to practice in a professional and ethical manner that will reflect credit on themselves and the profession.

• Promote the integrity of, and uphold the rules governing, capital markets.

• Maintain and improve their professional competence and strive to maintain and improve the competence of other investment professionals.

Standards of Professional Conduct

I. PROFESSIONALISM

A. Knowledge of the Law. Members and Candidates must understand and comply with all applicable laws, rules, and regulations (including the CFA Institute Code of Ethics and Standards of Professional Conduct) of any government, regulatory organization, licensing agency, or professional association governing their professional activities. In the event of conflict, Members and Candidates must comply with the more strict law, rule, or regulation. Members and Candidates must not knowingly participate or assist in and must dissociate from any violation of such laws, rules, or regulations.

B. Independence and Objectivity. Members and Candidates must use reasonable care and judgment to achieve and maintain independence and objectivity in their professional activities. Members and Candidates must not offer, solicit, or accept any gift, benefit, compensation, or consideration that reasonably could be expected to compromise their own or another’s independence and objectivity.

C. Misrepresentation. Members and Candidates must not knowingly make any misrepresentations relating to investment analysis, recommendations, actions, or other professional activities.

D. Misconduct. Members and Candidates must not engage in any professional conduct involving dishonesty, fraud, or deceit, or commit any act that reflects adversely on their professional reputation, integrity, or competence.

II. INTEGRITY OF CAPITAL MARKETS

A. Material Non-public Information. Members and Candidates who possess material, non-public information that could affect the value of an investment must not act or cause others to act on the information.

B. Market Manipulation. Members and Candidates must not engage in practices that distort prices or artificially inflate trading volume with the intent to mislead market participants.

III.DUTIES TO CLIENTS

A. Loyalty, Prudence, and Care. Members and Candidates have a duty of loyalty to their clients and must act with reasonable care and exercise prudent judgment. Members and Candidates must act for the benefit of their clients and place their clients’ interests before their employer’s or their own interests. In relationships with clients, Members and Candidates must determine applicable fiduciary duty and must comply with such duty to persons and interests to whom it is owed.

B. Fair Dealing. Members and Candidates must deal fairly and objectively with all clients when providing investment analysis, making investment recommendations, taking investment action, or engaging in other professional activities.

C. Suitability.

1. When Members and Candidates are in an advisory relationship with a client, they must:

a. Make a reasonable inquiry into a client’s or prospective clients’ investment experience, risk and return objectives, and financial constraints prior to making any investment recommendation or taking investment action and must reassess and update this information regularly.

b. Determine that an investment is suitable to the client’s financial situation and consistent with the client’s written objectives, mandates, and constraints before making an investment recommendation or taking investment action.

c. Judge the suitability of investments in the context of the client’s total portfolio.

2. When Members and Candidates are responsible for managing a portfolio to a specific mandate, strategy, or style, they must only make investment recommendations or take investment actions that are consistent with the stated objectives and constraints of the portfolio.

D. Performance Presentation. When communicating investment performance information, Members or Candidates must make reasonable efforts to ensure that it is fair, accurate, and complete.

E. Preservation of Confidentiality. Members and Candidates must keep information about current, former, and prospective clients confidential unless:

1. The information concerns illegal activities on the part of the client or prospective client.

2. Disclosure is required by law.

3. The client or prospective client permits disclosure of the information.

IV. DUTIES TO EMPLOYERS

A. Loyalty. In matters related to their employment, Members and Candidates must act for the benefit of their employer and not deprive their employer of the advantage of their skills and abilities, divulge confidential information, or otherwise cause harm to their employer.

B. Additional Compensation Arrangements. Members and Candidates must not accept gifts, benefits, compensation, or consideration that competes with, or might reasonably be expected to create a conflict of interest with, their employer’s interest unless they obtain written consent from all parties involved.

C. Responsibilities of Supervisors. Members and Candidates must make reasonable efforts to detect and prevent violations of applicable laws, rules, regulations, and the Code and Standards by anyone subject to their supervision or authority.

V. INVESTMENT ANALYSIS, RECOMMENDATIONS, AND ACTION

A. Diligence and Reasonable Basis. Members and Candidates must:

1. Exercise diligence, independence, and thoroughness in analyzing investments, making investment recommendations, and taking investment actions.

2. Have a reasonable and adequate basis, supported by appropriate research and investigation, for any investment analysis, recommendation, or action.

B. Communication with Clients and Prospective Clients. Members and Candidates must:

1. Disclose to clients and prospective clients the basic format and general principles of the investment processes used to analyze investments, select securities, and construct portfolios, and must promptly disclose any changes that might materially affect those processes.

2. Use reasonable judgment in identifying which factors are important to their investment analysis, recommendations, or actions and include those factors in communications with clients and prospective clients.

3. Distinguish between fact and opinion in the presentation of investment analysis and recommendations.

C. Record Retention. Members and Candidates must develop and maintain appropriate records to support their investment analysis, recommendations, actions, and other investment-related communications with clients and prospective clients.

VI. CONFLICTS OF INTEREST

A. Disclosure of Conflicts. Members and Candidates must make full and fair disclosure of all matters that could reasonably be expected to impair their independence and objectivity or interfere with respective duties to their clients, prospective clients, and employer. Members and Candidates must ensure that such disclosures are prominent, are delivered in plain language, and communicate the relevant information effectively.

B. Priority of Transactions. Investment transactions for clients and employers must have priority over investment transactions in which a Member or Candidate is the beneficial owner.

C. Referral Fees. Members and Candidates must disclose to their employer, clients, and prospective clients, as appropriate, any compensation, consideration, or benefit received by, or paid to, others for the recommendation of products or services.

VII. RESPONSIBILITIES AS A CFA INSTITUTE MEMBER OR CFA CANDIDATE

A. Conduct as Members and Candidates in the CFA Program. Members and Candidates must not engage in any conduct that compromises the reputation or integrity of the CFA Institute or the CFA designation or the integrity, validity, or security of the CFA examinations.

B. Reference to the CFA Institute, the CFA designation, and the CFA Program. When referring to the CFA Institute, CFA Institute membership, the CFA designation, or candidacy in the CFA Program, Members and Candidates must not misrepresent or exaggerate the meaning or implications of membership in the CFA Institute, holding the CFA designation, or candidacy in the CFA Program.

APPENDIX E: Report of Entertainment Form

This form must be filed with the Putnam’s Legal and Compliance Department and sanctions may apply if received after 10 business days of attending an event. Planned absences, i.e., vacations, leaves (other than certain medical leaves), or business trips are not valid excuses for providing late reports. Failure to meet the deadline violates the Code’s rules and sanctions may be imposed.

Send report to:
Jonathan Ramsey
Compliance Coordinator
COE Mailstop A-16

OR

Attach to an e-mail to:
Jonathan_Ramsey@putnam.com

Name of
employee:_______________________________________________________________________

Name of party providing entertainment:

Firm:

__________________________________________________________________________________

Person:

________________________________________________________________________________

Date of entertainment:

____________________________________________________________________

Describe entertainment provided:

___________________________________________________________
(e.g., name and location of restaurant, sporting, or cultural event)

Value of entertainment (excluding meals): ____________________________________________

Signature: ______________________________________________   Date:
___________________________

APPENDIX F -- Inducement Policy for Putnam Investments Limited (PIL) Employees

Inducements

Putnam Investments Limited has adopted the following procedures to enable it to comply with, and demonstrate compliance with, the requirements in this area:

All gifts, business meals, entertainment, or other inducements received by any employee must be reported on the appropriate forms to the PIL Compliance Officer within ten days of receipt. PIL’s policy limits gifts or business meals to a value of £100 (150 euros or equivalent) and entertainment to a value of £150 (225 euros or equivalent). Gifts, business meals, and entertainment that exceed these limits should be politely declined, explaining that PIL’s internal policies will not permit a breach of these limits.

There may be rare occasions where you are unexpectedly offered a gift or business meal or are entertained where the value exceeds the limits and it would be very discourteous (to a prospect/client) to decline, or difficult to pay part of the bill yourself (such as in a members’ dining club). In these circumstances the gift should be handed in to the PIL Compliance Officer, who will arrange to give it to charity, or the entertainment reported immediately to the PIL Compliance Officer with an explanation of the circumstances.

The policy regarding gifts, business meals, entertainment, or other inducements for giving or receiving is as follows. Where the gift or business meal is below £100 (150 euros or equivalent) or the entertainment is below £150 (225 euros or equivalent) for any individual, no pre-clearance is necessary. Above these levels, pre-clearance is required from the PIL Compliance Officer. If in doubt as to whether limits might be exceeded, please err on the side of caution and seek pre-clearance.

Anything above £25 (40 euros or equivalent) should be reported on the appropriate forms to the PIL Compliance Officer within ten days, who will review these on a monthly basis.

Anything below £25 (40 euros or equivalent), e.g., dealer gifts, a casual drink, or a snack, etc., need not be reported.

Where a working lunch is provided as part of an Analyst’s Day or Management Day, report this event and note the value as £0. This ensures that there is no potential for conflicts of interest and avoids guestimates of the cost.

No more than six entertainment events per year and no more than two events may be accepted from a single source.

The record will contain details of:

the individuals concerned (from both PIL and the other party);

the nature and circumstances of the inducement;

the date; and

the approximate cost, if offered by PIL, although if it’s an in-house lunch/dinner, a statement to that effect will suffice.

The frequency and nature of any gifts, business meals, entertainment, or other inducement given or received, together with the names of those individuals entertained, is monitored periodically by the PIL Compliance Officer, and that monitoring is evidenced.

Where any deadlines or limits are exceeded, these will be reported to the Code of Ethics Officer on a monthly basis and sanctions may apply.

A template on which to record details of inducements given can be obtained from the PIL Compliance Officer.

Employees are also required to make an annual declaration that either they have reported all inducements given and received, or that they have not given or received any inducements, during the course of the year.

Further detailed guidance on PIL’s Inducement Policy is available in the PIL Compliance Manual.

APPENDIX G -- Record of Inducement for Putnam Investments Limited (PIL)Employees

Director/Employee:

___________________________________________________________________

Inducement Given/Received:

____________________________________________________________
(Indicate which it is):

Nature of Inducement Given/Received:

____________________________________________________

Date of Giving/Receipt:

_________________________________________________________________

Name of Other Party:

__________________________________________________________________

Name(s) of Personnel of Other Party Involved:

______________________________________________

Name(s) of Other Putnam Individuals Involved:

______________________________________________

Approximate Value of Inducement (if Known):

_______________________________________________

Signature of PIL Director/Employee

Giving/Receiving Inducement ________________________________________ Date:
_______________

INDEX

407 Letter	iv, 28
7-Day Rule	v, 12-13
90-Day Short Term Rule	v, 12

A
Access Persons
definition	vii
reporting requirements for	29
reporting transactions/holdings	29
special rules for personal securities transactions	12-15
Ad hoc exemption	32
Affiliated entities	23
Analysts, special rules	12, 13, 15
Annual Holdings Report	29
Anti-money Laundering Policy	25
Anti-bribery/Kickback Policy	18
Appeals procedures	32-33

B
Blackout rule, trading by portfolio managers,
analysts, and CIOs	v, 13-14
Boycotts	16
anti-trust and other laws	16
Bribes	18
Broker accounts	iv, 28
Confirmations and statements	28

C
CFA Institute Code of Ethics	24, 45-48
Standards of Professional Conduct	45-48
Chief Investment Officer
special rules on trading	12-15
Closed-end funds	iv, 43
Code of Ethics Administrator	vii
Code of Ethics Officer	vii
Deputy Code of Ethics Officer	vii
Code of Ethics Oversight Committee	viii
Commodities	ix
Compliance and appeal procedures	32-33
Computer system policies	24
Confidentiality	iv, 20
Confirmations and broker statements	iv, 28
Conflicts of interest	iii, vi, 16
Considered List – Limited Sales Exemption	3
Contra-trading rule	v, 14
clearance form	44
Corporate/political contributions	19
Corporate purchase of goods and services	22
Currencies	ix
D
Director
prohibited to serve for another entity	20

Discretionary accounts	3-4
Dividend reinvestment program	9, 11

E
Education requirements	31
Employees
general rules for	16-25
personal political contributions	19
personal securities rules for all	1-11
(see also Access Persons)
Entertainment policies	16-18
Report of Entertainment Form	49
Excessive trading (over 10 traders) prohibited	iv, 10
Exchange traded index funds (ETFs)	ix, 29

F
Family members accounts	8
Family Members’ Conflict Policy	22-23
Fiduciary	21
Fraudulent or irregular activities reporting	30

G
Gifts and Entertainment Policy	iii, 16-18, 49
Gifts donated as a security	4
Goods and services, purchasing	22
Good-until-canceled (GTC) orders	10

H
Holdings of securities
disclosure by Access Persons	29
I
Initial Holdings Report	29
Initial public offerings/IPOs	5
Inside information
material, non-public information	6, 37
reporting material, non-public information	37-38
rules concerning	37-38
Inside Information List (Red List)	37-38
Insider trading
definitions	36
explanations of	39-42
liability for	41-42
penalties for	42
policy statement	35
prohibitions	iii, 35
rules concerning	37-38
sanctions for	34, 42
Investment clubs	21
Involuntary transactions, exemptions	4, 11
Irregular activity reporting	30
K
Kickback Policy	18
L
Large Cap Exemption	3
Limit Orders	10
Linked accounts	8

Lobbying Policy	19-20
M
Market timing prohibition	8
Marsh & McLennan (MMC) securities	iv, 1-2
Material Information	6, 37, 39-42
N
Naked options	10
Negotiations prohibition	22
Non-public information	iii, 6, 37, 39-42
Non-Putnam affiliates (NPAs)	23
O
Officer, prohibited to serve for another entity	20
Ombudsman	30
Options
defined as securities	4, 36
naked	10
relationship to securities on Restricted or Red Lists	4
Outside business affiliations	20-21

P
Partner, prohibited to serve for another entity	20
Partnerships, covered in personal securities transactions	ix, 36
Personal securities transaction	ix, 36
Personal Trading Assistant (PTA) system	iv, viii, 26, 28-30, 43
Accessing	1, 2
Political activities, contributions, lobbying	19-20
Portfolio managers, special rules on trading	12-15
Portfolio trading	12-15, 22
Pre-clearance	iv, 1-4
sanctions for failure to pre-clear properly	34
Privacy policy	24-25
Private offerings and private placement pre-approval	6
Prohibited transactions	5-10
Putnam Investments Limited (PIL)
special rules	26-27
record of inducement	52
Putnam Mutual Funds restrictions	iv, 7-9
90-day Rule	iv, 8-9
One-year Rule	iv, 8

Q
Quarterly Report of Securities Transactions	v. 29
R
Records
accuracy records policy	22
retention policy	25
Red List	37, 38
Reporting requirements	v, 28-30
Restricted List	viii, 1-5, 26, 32-34, 37
Roles at other entities	20-21
S
Sanctions	34-42
Securities donated	4
Shares by subscription, pre-clearance	3
Short selling	iv
Special rules for Investment Professionals	v, 12-15

T
Tender offers	4
Trustee, prohibited to serve for another entity	20
Trusts	ix, 36

U
U.S. government obligations	ix

V
Violations reporting	30

W
Warrants	36